UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Citrix Systems, Inc.

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Notice of 2015 Annual

Meeting of Shareholders and

Proxy Statement

Dear Shareholder:	April 17, 2015

You are cordially invited to attend the Annual Meeting of Shareholders of Citrix Systems, Inc. to be held on Thursday, May 28, 2015 at 4:00 p.m. Pacific time, at our offices at 4988 Great America Parkway, Santa Clara, California 95054, United States.

At this Annual Meeting, the agenda includes: (1) the election of seven directors for one-year terms; (2) approval of our 2015 Employee Stock Purchase Plan; (3) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and (4) an advisory vote to approve the compensation of our named executive officers. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR each of the other matters (2) through (4).

All shareholders are cordially invited to attend the Annual Meeting in person. We are providing proxy material access to our shareholders via the Internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. Details regarding the matters to be acted upon at this Annual Meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail. Please give the proxy materials your careful attention.

You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability and on that website. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Very truly yours,

ANTONIO G. GOMES

Senior Vice President, General

Counsel and Secretary

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2015

To the Shareholders of Citrix Systems, Inc.:

The Annual Meeting of Shareholders of Citrix Systems, Inc., a Delaware corporation, will be held on Thursday, May 28, 2015 at 4:00 p.m. Pacific time, at our offices at 4988 Great America Parkway, Santa Clara, California 95054, United States for the following purposes:

1.	to elect seven members to the Board of Directors, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

2.	to approve our 2015 Employee Stock Purchase Plan;

3.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

4.	to hold an advisory vote to approve the compensation of our named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of seven directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder.

Only shareholders of record at the close of business on April 1, 2015 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail and which instructions are also provided on that website, or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice of Internet Availability and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

In addition to their availability at www.proxyvote.com, this Proxy Statement and our Annual Report to Shareholders are available for viewing, printing and downloading at investors.citrix.com/annuals.cfm.

By Order of the Board of Directors,

ANTONIO G. GOMES Senior Vice President, General Counsel and Secretary

Fort Lauderdale, Florida

April 17, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE YOU RECEIVED IN THE MAIL.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held on May 28, 2015

April 17, 2015

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Citrix Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, May 28, 2015 at 4:00 p.m. Pacific time, at our offices at 4988 Great America Parkway, Santa Clara, California 95054, United States, or at any adjournments or postponements thereof. An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2014, and this Proxy Statement are being made available to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first made available to shareholders on or about April 17, 2015.

The purposes of the Annual Meeting are to:

•	elect seven directors for one-year terms;

•	approve our 2015 Employee Stock Purchase Plan;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

•	hold an advisory vote to approve the compensation of our named executive officers.

Only shareholders of record at the close of business on April 1, 2015, which we refer to as the record date, will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 160,091,624 shares of our common stock, $.001 par value per share, were issued and outstanding. Shareholders are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903 by following the instructions on the Notice you received in the mail and which are also provided on that website; or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously voted by phone or via the Internet or returned a proxy card by mail.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

(a)	filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

(b)	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

(c)	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Annual Meeting; or

(d)	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the Annual Meeting.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (discussed below) are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. When a quorum is present at any meeting of shareholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the shareholders at such meeting, except when a different vote is required by express provision of law, our amended and restated certificate of incorporation (as amended and currently in effect, our “Certificate of Incorporation”) or our bylaws.

For Proposal 1, the election of seven directors, each nominee shall be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for his or her re-election is required to submit his resignation to the Board. Our Nominating and Corporate Governance Committee (excluding any director nominee who failed to receive the required number of votes) will promptly consider any such director’s resignation and make a recommendation to the Board as to whether such resignation should be accepted. The Board is required to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of the certification of the shareholder vote for the Annual Meeting.

For each of Proposal 2 (the approval of our 2015 Employee Stock Purchase Plan), Proposal 3 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015) and Proposal 4 (the advisory vote to approve the compensation of our named executive officers), an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.

Broadridge Financial Solutions tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately.

Broker non-votes are shares held by a nominee (such as a bank or brokerage firm) which, although counted for purposes of determining a quorum, are not voted on a particular matter because voting instructions have not been received from the nominees’ clients (who are the beneficial owners of such shares). Under national securities exchange rules, nominees who hold shares of common stock in street name for, and have transmitted our proxy solicitation materials to, their customers but do not receive voting instructions from such customers, are not permitted to vote such customers’ shares on non-routine matters. Proposal 3 is considered a routine matter and nominees therefore have discretionary voting power as to Proposal 3. For non-routine matters, these broker non-votes shall not be counted as votes cast and therefore will have no effect on Proposals 1, 2, and 4. Similarly, abstentions are not counted as votes cast and thus will have no effect on Proposals 1, 2, 3 and 4.

The persons named as attorneys-in-fact in the proxies, Mark B. Templeton and David J. Henshall, were selected by the Board and are officers of Citrix. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposal 1 (the election of the director nominees), FOR Proposal 2 (approval of our 2015 Employee Stock Purchase Plan), FOR Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015) and FOR Proposal 4 (the approval, on an advisory basis, of the compensation of our named executive officers).

Aside from the proposals included in this Proxy Statement, our Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

PROXY HIGHLIGHTS

This summary should be read in conjunction with our Annual Report on Form 10-K and the entire Proxy Statement.

2015 Annual Meeting of Shareholders

    Date and Time: May 28, 2015, 4:00 p.m. Pacific time

    Location: Our offices at 4988 Great America Parkway, Santa Clara, California 95054

    Record Date: April 1, 2015

    Date of First Distribution of Proxy Materials: April 17, 2015

Transformation of Our Business

In 2014, Citrix celebrated its twenty-fifth year. During this period, we have transformed our business through several growth phases, from remote access to application delivery, to virtualization, to mobile workspaces and now to the software-defined workplace. A software-defined workplace is one where people can securely and effortlessly collaborate across the boundaries of time, place and device.

Key to these transformations has been the leadership and vision of our Chief Executive Officer, Mark Templeton. Mark joined Citrix prior to our initial public offering; and during his tenure, Citrix has transformed from a one-product, $15 million organization, to a global market leader with revenues of $3.14 billion in 2014. Mark has shaped our culture, market direction and product strategy, and has driven a passion for customers throughout Citrix.

Today, Mark is transforming our business around our vision of the software–defined workplace–a differentiated strategy to drive growth, profitability and unique value to our customers and partners. Internally, this is driving realignment, clarity and focus. Over the past two quarters, for example, we have been making changes to reshape our business and organizational structure to align with our strategy.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	1

First, we strengthened our leadership team with the appointments of Carlos Sartorius as our Senior Vice President for Worldwide Sales and Services; Robson Grieve as our Senior Vice President for Customer Experience & Marketing and Chief Marketing Officer; and Geir Ramleth as our Senior Vice President and General Manager, Workspace Services and Chief Strategy Officer. These seasoned executives bring strong track records, global experience and the additional leadership talent we need to operationalize, execute and drive our strategy.

Next, we established three business units that are oriented around our three strategic areas of focus: delivery networks, workspace services and mobility apps.

Then, we took actions to better reflect our strategy in our organizational structure and operating model by refocusing our investments on our highest growth opportunities and streamlining decision-making. As part of these actions, in January we announced a restructuring program designed to increase strategic focus and operational efficiency. The restructuring will affect approximately 700 full-time and 200 contractor positions, and is expected to result in annualized pre-tax savings in the range of approximately $90 million to $100 million.

2014 Business Highlights

Our transformation led to the following financial performance in 2014.

•	8% increase in annual revenue to $3.14 billion

•	Net income of $252 million, or $1.47 per diluted share

•	$846 million in cash flow from operations

Our balance sheet is robust, including $1.56 billion in deferred revenue and $570 million in net cash & investments as of December 31, 2014. In 2014, we also launched new programs to better optimize our capital structure and programmatically return capital to shareholders. For example, in the second quarter 2014, we successfully completed the issuance of $1.4 billion in convertible securities while simultaneously initiating a $1.5 billion accelerated share repurchase program. For the full year 2014, we repurchased 26.1 million shares of our stock, representing about 14% of shares outstanding.

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All of this contributed to a total shareholder return of approximately 53% over the five-year period ended on December 31, 2014.

Comparison Of Cumulative Five Year Total Return

Executive Compensation Highlights

Aligning Pay to Company Performance

Our executive compensation program is structured to align at least 50% of our Chief Executive Officer’s annual compensation directly with company performance as shown below.

(1)	While we intend that at least 50% of our Chief Executive Officer’s total compensation be performance-based compensation, in 2014, our Chief Executive Officer’s total target compensation mix differed from our target mix due to the timing of his annual equity grant, which was made in anticipation of his planned retirement. See Individual Executive Compensation Decisions beginning on page 41 for further details regarding our Chief Executive Officer’s compensation. In 2015, we expect that the compensation mix for our Chief Executive Officer will be at least 50% performance-based.

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The payout opportunity levels under our executive variable cash compensation plan are designed to motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure to under-performance of these objectives. For 2014, each executive’s variable cash compensation plan award was based 100% on the achievement of financial operating targets established by the Compensation Committee, consistent with our annual operating plan. Based on 2014 company performance, variable cash compensation plan awards for 2014 paid 89.4% of the target amount. Over the past seven years, our variable cash compensation plan awards have paid out between 56.4% and 130.4% and paid above 100% only twice.

Further, we tie at least 50% of our equity awards to executives to long-term total shareholder return in the form of market performance-based restricted stock units. The performance period for the market performance-based restricted stock units granted in 2012, the first year we granted awards having these performance metrics, ended on December 31, 2014. During the three-year performance period for these awards, the NASDAQ Composite Index significantly exceeded our own returns. Based on this comparative performance, no shares vested under these awards. As a result, our Chief Executive Officer’s realizable equity compensation was only 42% of the overall value of his 2012 stock awards, and only 52% of the 2012 total compensation, originally reported in the Summary Compensation Table in our 2013 Proxy Statement (which reported the grant date fair value of these awards). Our Executive Vice President, Chief Operating Officer and Chief Financial Officer, our Chief of Staff, Office of the CEO (formerly, General Counsel and Senior Vice President, Human Resources) and our Senior Vice President, Sales and Services were similarly impacted. We did not grant discretionary bonuses or awards or make any compensation adjustments to compensate for the awards that failed to vest.

(1)	Values are calculated using the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made and are as reported in the Summary Compensation Table in our 2013 Proxy Statement. The values include service-based and market performance-based restricted stock unit awards. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 21, 2013. In the case of market performance-based restricted stock units, the fair value reported in the Summary Compensation Table in our 2013 Proxy Statement was the probable outcome, which was 100% target achievement. No shares vested under these market performance-based awards; and as a result, no value is realizable for these awards.

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Governance Highlights

The following summary of our governance policies and facts highlights our commitment to governance practices that protect shareholder rights:

✓	All of our director nominees for the Annual Meeting are independent	✓	Independent directors regularly meet without management present (CEO is only non-independent Board member)

✓	Eliminated classified Board	✓	Longstanding commitment to corporate responsibility

✓	Independent Chairman	✓	Stock ownership guidelines for executives and directors

✓	Annual Board self-assessment process, including peer evaluations	✓	Policies prohibiting hedging, short selling and pledging of our common stock

✓	Active shareholder engagement	✓	Commitment to evolving our Board as our company scales

✓	Majority voting for director elections	✓	Strong commitment to pay-for-performance

✓	Focus on succession planning	✓	Board oversight of risk management

Shareholder Outreach and Engagement

In 2014, our shareholders continued their support of our executive compensation programs with over 97% of the votes cast at our Annual Meeting of Stockholders supporting our “say on pay” proposal.

Beyond consideration of our annual “say on pay” vote, our leaders regularly engage with shareholders to better understand their perspectives on a wide range of issues.

For example, in addition to our regular investor relations program, during 2014, we engaged with our largest shareholders representing approximately 25% of Citrix’s outstanding common stock. These investor meetings covered such topics as Citrix’s business strategy, governance standards, the evolution of our Board of Directors, CEO and executive succession planning, and our approach to executive compensation. Our Chief Executive Officer or our Board Chairman participated in every meeting along with other senior leaders. We believe it is important to maintain ongoing conversations outside of the annual meeting process so that we may shape our policies and practices with an informed point of view.

Further, our Board has established a policy which provides every security holder with the ability to communicate with the Board as a whole or with individual directors on the Board. This process is described on page 12.

Our Board of Directors

Over the past several years, we have evolved our Board to ensure that it is composed of capable and diverse directors who have the skills and experience necessary to oversee Citrix as we scale and transform our business. With the assistance of outside advisers, we have sought director candidates from a broad pool of candidates. As a result, Robert Daleo was elected to our Board in 2013, and in 2014 Robert M. Calderoni and Francis deSouza were each elected to our Board. Among other skills, qualifications and personal characteristics, Messrs. Daleo and Calderoni bring experience in managing large scale global enterprises, and Mr. deSouza has significant product strategy experience and met our business experience and diversity objectives for candidates. Also, as announced in February, Gary E. Morin will not be standing for re-election to our Board. We expect that our Board will continue to evolve.

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Please see our discussion of director qualification under Considerations Governing Director Nominations on page 7.

The following table provides summary information about each Director nominee. Each Director will be elected for a one-year term.

						Committee Memberships
Name	Age	Director Since	Experience	Independent	Other Public Company Boards	A	NCG	C	F	ST
Thomas F. Bogan	63	2003	CEO Adaptive Insights; Former COO Rational Software	X	2		Ch			M
Robert M. Calderoni	55	2014	Former Chairman & CEO Ariba	X	2	M			M
Nanci E. Caldwell	57	2008	Former EVP & CMO PeopleSoft	X	1			M
Robert D. Daleo	65	2013	Former Vice Chairman, EVP & CFO Thomson Reuters	X	1	Ch			Ch
Murray J. Demo	53	2005	Former EVP & CFO, Dolby Laboratories and Adobe	X	1			Ch
Francis deSouza	44	2014	President Illumina, Inc.; Former President Products and Services Symantec	X	1					M
Asiff S. Hirji	48	2006	CRO Hewlett Packard; Partner TPG; Former President TD Ameritrade	X	1					M

A - Audit NCG - Nominating & Corporate Governance C - Compensation F - Finance ST - Strategy
M - Member Ch - Chair

Voting Matters

The proposals to be considered at the Annual Meeting are as follows:

		Board recommendation	See page number for more detail

PROPOSAL 1	Election of Directors	FOR each Nominee	60

PROPOSAL 2	Approval of the 2015 Employee Stock Purchase Plan	FOR	61

PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2015	FOR	64

PROPOSAL 4	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	FOR	65

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Part 1 Corporate Governance

INDEPENDENCE OF MEMBERS OF OUR BOARD

Our Board has determined that each of our non-employee directors (Mr. Bogan, Mr. Calderoni, Ms. Caldwell, Mr. Daleo, Mr. Demo, Mr. deSouza, Mr. Dow, Mr. Hirji, Mr. Morin and Mr. Sullivan) is independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC, or Nasdaq, and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Furthermore, our Board has determined that each member of each of the committees of the Board is independent within the meaning of Nasdaq’s and the SEC’s director independence standards. In making this determination, our Board solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving Citrix, was involved in a debt relationship with Citrix or received personal benefits outside the scope of such person’s normal compensation. The Board of Directors determined that there were no such relationships. Our Board considered the responses of our directors, and independently considered the commercial agreements, acquisitions, and other material transactions entered into by Citrix during 2014.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide our Board with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. Our Corporate Governance Guidelines set forth our general policy that the positions of Chairperson of the Board and Chief Executive Officer, will be held by different persons. In certain circumstances, however, our Board may determine that it is in our best interests for the same person to hold the positions of Chairperson and Chief Executive Officer. In such event, the Board will appoint an independent member of our Board as the Lead Independent Director. Our general policy is that the position of Chairperson or Lead Independent Director, as the case may be, will be held by an independent member of our Board. The Chairperson (or Lead Independent Director) will preside at executive sessions of the independent directors and will have such further responsibilities as the full Board may designate from time to time.

Since 2002, we have separated the roles of Chairperson and Chief Executive Officer. Our Board believes that this leadership structure is appropriate for Citrix at the current time, as it provides an appropriate balance between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for Citrix and day-to-day leadership, while the Chairperson of our Board provides guidance to our Chief Executive Officer and presides over meetings of the full Board. Thus, our Board believes that the current structure balances the need for our Chief Executive Officer to run Citrix on a day-to-day basis, with the benefit provided to us by significant involvement of an independent member of our Board.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Executive sessions of the independent directors are held at least four times a year following regularly scheduled in-person meetings of our Board. Executive sessions do not include Mr.  Templeton and the Chairperson of our Board is responsible for chairing the executive sessions.

EXECUTIVE SUCCESSION

Executive succession is regularly reviewed and discussed by our Board in Board Meetings and in executive sessions of the Board. At least one Board meeting each year is focused on human capital, including formal reviews of executive talent, organizational structure and succession planning, including succession planning for the role of Chief Executive Officer and other senior executive roles. In these sessions, among other things, our Board reviews the assumptions, processes and strategy for various succession events, including a Chief Executive Officer succession event, and reviews potential internal successor candidates. The Board’s goal is to have a long-term and continuing program for effective executive development and succession.

CONSIDERATIONS GOVERNING DIRECTOR NOMINATIONS

Director Qualifications

The Nominating and Corporate Governance Committee of our Board is responsible for reviewing with the Board from

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	7

time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and current make-up of our Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	directors must be of the highest ethical character and share the values of Citrix as reflected in our Code of Business Conduct;

•	directors must have reputations, both personal and professional, consistent with our image and reputation;

•	directors must have a commitment to enhancing shareholder value and representing the long-term interests of our shareholders as a whole, not just one particular constituency;

•	directors must have the ability to exercise sound business judgment based on an objective perspective;

•	directors must have substantial business or professional experience in areas that are relevant to our business and be able to offer meaningful advice and guidance to our management based on that experience; and

•	directors must have received a bachelor’s degree from a qualified institution.

The Nominating and Corporate Governance Committee also may consider numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in software, hardware or services, technology, accounting, governance, finance and/or marketing;

•	leadership experience with public companies or other major complex organizations;

•	experience on another public company board; and

•	the specific needs of our Board and the Committees of our Board at that time.

Our Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board and will enhance the quality of the Board’s deliberations and decisions. As a result, the Nominating and Corporate Governance Committee will consider the diversity of background and experience of a director nominee (such as diversity of knowledge, skills, experience and expertise) as well as diversity of personal characteristics (such as diversity of gender, race, ethnicity, culture, thought and geography)

among its members in the overall context of the composition of the Board. The Nominating and Corporate Governance Committee and the Board discuss the composition of our Board, including diversity of background and experience, as part of the annual Board evaluation process.

Process for Identifying and Evaluating Director Nominees

Our Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee gathers information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to our Board. The Nominating and Corporate Governance Committee also recommends candidates to the Board for appointment to the committees of the Board.

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our shareholders. Shareholders, in submitting recommendations to the Nominating and

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Corporate Governance Committee for director nominee candidates, shall follow the procedures described below.

Generally, the Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the proxy statement was delivered to shareholders in connection with our preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•	number of shares of our capital stock that are owned beneficially and held of record by such shareholder and such beneficial owner;

•	name of the individual recommended for consideration as a director nominee;

•	all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board and elected; and

•	a written statement from the shareholder making the recommendation stating why such recommended candidate meets Citrix’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of our Secretary by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 229-6209

Attn: Secretary of Citrix Systems, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement for being considered for nomination to our Board, a candidate will need to comply with the following minimum procedural requirements:

•	a candidate must undergo a comprehensive private investigation background check by a qualified firm of our choosing;

•	a candidate must complete a detailed questionnaire regarding his or her experience, background and independence; and

•	a candidate must submit to our Board a statement to the effect that (1) if elected, he or she will tender promptly following his or her election an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election, and (2) upon acceptance of his or her resignation by our Board, in accordance with our Corporate Governance Guidelines, he or she shall resign as a member of the Board.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to our Board.

POLICY GOVERNING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

We conduct an annual meeting of shareholders, and all directors are offered the opportunity to attend at our expense. No members of our Board attended our annual meeting of shareholders held in 2014.

BOARD EVALUATION PROGRAM

Our Board annually undertakes a formal evaluation process consisting of an overall Board evaluation, committee evaluations, and peer evaluations by each member. As part of the evaluation process, our Board assesses its structure, processes, culture and effectiveness. The evaluation process also includes consideration of the appropriate Board size, committee composition and the functional, business and organizational skills that may be required of future Board members.

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CODE OF ETHICS

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which we refer to as our Code of Business Conduct and which applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Code of Business Conduct is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

A copy of our Code of Business Conduct may also be obtained, free of charge, upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of our Code of Business Conduct, to the extent required by rules and regulations, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, available at http://www.citrix.com/about/governance.html.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.citrix.com/about/governance.html.

RISK OVERSIGHT

Assessing and managing risk is the responsibility of Citrix’s management. Our Board oversees and reviews certain aspects of our risk management efforts.

Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. Among other areas, the Board is directly involved in overseeing risks related to our overall corporate strategy, including product, go-to-market and sales strategy, executive officer succession, cybersecurity, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•	The Audit Committee has responsibility for overseeing our internal financial and accounting controls, work performed by our independent registered public accounting firm and our internal audit function. As part of its oversight function, the Audit Committee regularly reviews the policies and processes by which our exposure to certain significant areas of risk is assessed and managed. The Audit Committee also regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. The Audit Committee also oversees cybersecurity risks and reports to the full Board on such matters. In addition, we have, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

•	The Finance Committee is responsible for overseeing risks related to our investments, financing activities, capital allocation strategies and world-wide insurance programs.

•	The Compensation Committee is responsible for ensuring that our compensation practices are consistent with our overall philosophy and drive the intended outcomes, overseeing risks related to our cash and equity-based compensation programs and practices as well as for evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix. For a detailed discussion of our efforts to manage compensation related risks, see Compensation Related Risk Assessment below.

•	The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of our Board and its committees, our corporate governance and certain areas of regulatory compliance. In this regard, the Nominating and Corporate Governance Committee conducts an annual evaluation of the Board and its committees, plans for Board member and executive officer succession, reviews transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties for conflicts of interest, and annually reviews our most significant compliance policies and compliance training program. The Nominating and Corporate Governance Committee also periodically reviews reputational, intellectual property and litigation-related risks with management.

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•	The Strategy Committee is responsible for overseeing risks related to our significant strategic transactions, including mergers and acquisitions and licensing transactions.

Currently, the roles of Chairperson of the Board and Chief Executive Officer are held by separate individuals. We believe that this leadership structure helps facilitate the Board’s risk oversight function. For example, our Chief Executive Officer, in his dual role as the member of management responsible for setting the overall strategic direction of Citrix and as a member of the Board, can provide valuable insight to the Board concerning the strategic risks facing Citrix while our independent Chairperson provides independent leadership of the Board’s risk oversight responsibilities.

We maintain a risk management program to identify, scope, communicate and manage risks across Citrix. As part of this program, our Internal Audit team, acting with executive sponsorship, facilitates a cross-functional engagement process that assesses and prioritizes risks that we face and monitors certain of our risk management programs. The Audit Committee receives a report concerning our risk management efforts on an annual basis.

COMPENSATION RELATED RISK ASSESSMENT

We believe that our executive and employee compensation plans are appropriately structured so as not to incent excessive risk taking and are not reasonably likely to have a material adverse effect on our business. In particular, the Compensation Committee considered the following aspects of our compensation plans and policies when evaluating these areas:

•	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	Our Board annually approves a corporate operating plan with goals that it believes are appropriate and reasonable in light of past performance and current market opportunities. Our annual operating plan is the basis for the performance targets in our annual variable cash compensation plans.

•	For our executive variable cash compensation plans, awards are based on the achievement of at least two objective performance measures, thus diversifying the risk associated with any single indicator of performance.
•	For our variable cash compensation plans, we select performance measures that we believe are less susceptible to manipulation (for example, non-GAAP operating margin) than other performance measures that we could select (for example, non-GAAP earnings per share).

•	We model amounts payable under proposed variable cash compensation plan structures against various scenarios and assess those payouts as a percentage of non-GAAP earnings per share, non-GAAP corporate operating income and other variables to ensure that our framework appropriately balances pay versus return to shareholders.

•	All of our executive and corporate variable cash compensation plans are capped at 200% of target awards so as to prevent award payments in excess of specific returns to the business and our shareholders, even if we dramatically exceed our performance or financial targets.

•	Assuming achievement of a threshold level of performance, payouts under our performance-based plans if target performance metrics are not achieved result in compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could engender excessive risk taking.

•	We have implemented a market performance-based restricted stock unit program, which awards our executives with restricted stock units based on the total return to our shareholders over a three-year period compared to the return on the Nasdaq Composite Total Return Index, thereby providing executives with strong incentives to increase shareholder value over the long-term. This program is capped at 200% of target awards to prevent excessive compensation even if we dramatically outperform the Index, and the awards fully vest only at the end of the three-year performance period.

•	The Compensation Committee, or in the case of our President and Chief Executive Officer, the independent members of our Board, determine achievement levels under our variable cash compensation plan and performance-vesting restricted stock unit awards after reviewing the company’s performance.

•	Our executive stock ownership policy requires executives to hold significant levels of stock, which aligns an appropriate portion of their personal wealth to our long-term performance.

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POLICY GOVERNING SHAREHOLDER COMMUNICATIONS WITH OUR BOARD

Members of our management team regularly meet with shareholders to discuss a broad range of topics, including our governance and compensation practices. In addition, our Board provides to every security holder the ability to communicate with the Board as a whole and with individual directors on the Board through an established process for security holder communication as follows:

•	For communications directed to our Board as a whole, shareholders may send such communications to the attention of the Chairperson of the Board by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 229-6209

Attn: Chairperson of the Board of Directors, c/o Secretary

•	For shareholder communications directed to an individual director in his or her capacity as a member of our Board, shareholders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 229-6209

Attn: Secretary of Citrix Systems, Inc.

We will forward any such security holder communication to the Chairperson of the Board, as a representative of the Board, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board for such purposes or by secure electronic transmission.

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Part 2 Board of Directors

Our Directors

The following table sets forth our current directors (including the nominees for the Annual Meeting). As announced in February 2015, Gary E. Morin will not be standing for re-election.

The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director of Citrix. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that our Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

Name	Position(s) with Citrix
Thomas F. Bogan	Director, Chairperson of the Board
Robert M. Calderoni	Director
Nanci E. Caldwell	Director
Robert D. Daleo	Director
Murray J. Demo	Director
Francis deSouza	Director
Stephen M. Dow	Director
Asiff S. Hirji	Director
Gary E. Morin	Director
Godfrey R. Sullivan	Director
Mark B. Templeton	President, Chief Executive Officer and Director

Director Nominees

Thomas F. Bogan
Chief Executive Officer of Adaptive Insights, Palo Alto, CA (Cloud services company)
Age: 63
Director Since: January 2003
Chairperson Since: May 2005
Committees: Nominating and Corporate Governance (Chair), Strategy

Other Boards: Since July 2011, Mr. Bogan has served as a member of the Board of PTC, a publicly-traded company that develops, markets and supports product development software solutions. Mr. Bogan has also served on the Board of Rally Software Development Corp., a publicly-traded global provider of cloud-based solutions for managing agile software development since December 2009.

Key Director Qualifications: Since January 2015, Mr. Bogan has served as Chief Executive Officer at Adaptive Insights, a provider of cloud-based performance management solutions. Mr. Bogan has been a Venture Partner at Greylock Partners, a venture capital firm, since January 2010, where he previously served as a Partner. Prior to Greylock, Mr. Bogan held

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	13

numerous executive-level positions at Rational Software until its sale to IBM in 2003, including President and Chief Operating Officer. Mr. Bogan has also served as President and Chief Executive Officer of two early stage networking technology companies, has served in financial executive roles in public and private companies and also held positions in public accounting. The Board believes Mr. Bogan’s qualifications to sit on our Board include his decades of senior management experience in the software industry, including as a chief executive officer, chief operating officer and a venture capital investor, during which time he has gained significant strategic, operational, financial and corporate governance expertise.

Robert M. Calderoni
Former Chairman and Chief Executive Officer of Ariba, Sunnyvale, CA (Software and IT services company)
Age: 55
Director Since: June 2014
Committees: Audit, Finance

Other Boards: Since October 2003, Mr. Calderoni has served on the Board of Juniper Networks, Inc., a publicly-traded networking company; and since March 2007, he has served on the Board of KLA-Tencor, a publicly-traded semiconductor equipment company.

Key Director Qualifications: Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing board at SAP AG between November 2012 and January 2014 and as President SAP Cloud at SAP AG from June 2013 to January 2014. Mr. Calderoni has also held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation, a publicly-traded packaging and labelling solutions company. The Board believes Mr. Calderoni’s qualifications to sit on our Board include his extensive leadership and business development experience as Chief Executive Officer of a publicly-traded software-as-a-service company and his deep financial, accounting, corporate finance and operations expertise gleaned through his experience in managing large scale global enterprises.

Nanci E. Caldwell
Former Executive Vice President and Chief Marketing Officer of PeopleSoft, Pleasanton, California (Human resources management software company)
Age: 57
Director Since: July 2008
Committee: Compensation

Other Boards: Since June 2009, Ms. Caldwell has served as a member of the Board of Tibco Software Inc., a publicly-traded leading business integration and process management software company.

Key Director Qualifications: Since 2005, Ms. Caldwell has served as a member of a number of Boards of both public and private technology companies, including Deltek, Inc., a publicly-traded enterprise management software company from 2005 to 2012; Network General, now NetScout Inc., a publicly-traded provider of integrated network performance management solutions from 2005 to 2007; and Hyperion Solutions Corporation, a publicly-traded provider of performance management software acquired by Oracle in 2007, from 2006 to 2007. From April 2001 until it was acquired by Oracle in December 2004, Ms. Caldwell served as Executive Vice President and Chief Marketing Officer for PeopleSoft,

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Inc., a publicly-held human resource management software company. The Board believes Ms. Caldwell’s qualifications to sit on our Board include her extensive experience with technology and software companies, including in the areas of sales and marketing, as well as her executive leadership and management expertise with publicly-traded companies.

Robert D. Daleo
Retired Vice Chairman of Thomson Reuters, New York, NY (Integrated information solutions provider)
Age: 65
Director Since: May 2013
Committees: Audit (Chair), Finance (Chair)

Other Boards: Since August 2006, Mr. Daleo has served on the Board of Equifax, a publicly-traded global provider of information solutions and human resources business process outsourcing services.

Key Director Qualifications: Prior to his retirement in December 2012, Mr. Daleo served as Vice Chairman of Thomson Reuters, a publicly-traded global provider of integrated information solutions to business and professional customers. Mr. Daleo previously served as Executive Vice President and Chief Financial Officer of Thomson Reuters or its predecessors from 1998 through 2011, and was a member of The Thomson Corporation Board from 2001 to April 2008. Prior to joining The Thomson Corporation, he held various financial and operational leadership positions with The McGraw-Hill Companies, Inc., a publicly-traded content and analytics provider, and Automatic Data Processing, Inc., a publicly-traded provider of business outsourcing solutions. The Board believes Mr. Daleo’s qualifications to sit on our Board include his experience in managing a large scale global enterprise, extensive financial accounting, corporate finance, operations and business development expertise through his experience as Chief Financial Officer of a large multinational company, as well as his Board-level experience with Thomson Reuters and Equifax.

Murray J. Demo
Former Executive Vice President and Chief Financial Officer of Dolby Laboratories, San Francisco, CA (Entertainment technologies company); Former Executive Vice President and Chief Financial Officer of Adobe, San Jose, CA (Digital marketing and digital media solutions company)
Age: 53
Director Since: February 2005
Committees: Compensation (Chair)

Other Boards: Since May 2012, Mr. Demo has served on the Board of Xoom Corporation, a publicly-traded global online money transfer provider.

Key Director Qualifications: Mr. Demo served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, a publicly-traded global leader in entertainment technologies, from May 2009 until June 2012. Mr. Demo has also served as Executive Vice President and Chief Financial Officer of LiveOps, a privately-held virtual call center company and as Executive Vice President and Chief Financial Officer of Postini, Inc., a security software company, which was acquired by Google in September 2007. Mr. Demo also held various executive-level finance roles at Adobe Systems Incorporated, including Executive Vice President and Chief Financial Officer. The Board believes Mr. Demo’s qualifications to sit on our Board include his extensive experience with finance and accounting matters for global organizations in the technology industry, including the experience that he has gained in his roles as Chief Financial Officer of publicly-traded companies.

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Francis deSouza
President of Illumina, San Diego, CA (Biotechnology company); Former President, Products and Services, Symantec, Mountain View, CA (Software technology company)
Age: 44
Director Since: December 2014
Committees: Strategy

Other Boards: Since January 2014, Mr. deSouza has served on the Board of Illumina, Inc., a publicly-traded biotechnology company.

Key Director Qualifications: Since December 2013, Mr. deSouza has served as the President of Illumina, Inc., a biotechnology company specializing in genetic sequencing and analysis. Prior to joining Illumina, Mr. deSouza was President, Products and Services at Symantec Corporation, a publicly-traded software technology company, from January 2013 to December 2013. Mr. deSouza also served as Symantec’s Group President, Enterprise Products and Services, from May 2011 to January 2013 and Senior Vice President, Enterprise Security Group, from January 2009 to May 2011. Mr. deSouza has experience as founder and Chief Executive Officer of two enterprise instant messaging software companies: IMlogic, Inc., which was acquired by Symantec in February 2006, and Flash Communications, which was acquired by Microsoft in February 1998. Mr. deSouza also has experience as product manager at Microsoft. The Board believes Mr. deSouza’s qualifications to sit on our Board include his significant product strategy experience, his extensive experience with both entrepreneurial companies and large enterprises, and his understanding of the risks and opportunities faced by growing public technology companies.

Asiff S. Hirji
Chief Restructuring Officer of Hewlett-Packard, Palo Alto, CA (Hardware, software and IT services company); Former Partner, TPG, San Francisco, CA (Global private investment firm)
Age: 48
Director Since: May 2006
Committees: Strategy

Other Boards: Since September 2011, Mr. Hirji has served on the Board of Advent Software, Inc., a publicly-traded company that designs software to automate portfolio accounting for investment management firms.

Key Director Qualifications: Since January 2015, Mr. Hirji has served as Chief Restructuring Officer of Hewlett-Packard Company, a publicly-traded multinational hardware, software and IT services company. Mr. Hirji is also the Founder of Inflekxion LLC, a private capital and operating firm founded in 2013. From April 2007 to December 2013, Mr. Hirji served as a Partner of TPG Capital, L.P., a global private investment firm. Mr. Hirji previously held numerous positions at TD Ameritrade Holding Company, including Chief Operating Officer. Mr. Hirji also has experience as Vice President, Partner, of Bain & Company and as President of Meralix, Inc., a firm specializing in turning around troubled portfolio companies for private equity funds. The Board believes Mr. Hirji’s qualifications to sit on our Board include his extensive experience with global companies, his financial and investment expertise, and his years of experience providing strategic advice to complex organizations.

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Directors whose terms expire at the 2016 Annual Meeting

Stephen M. Dow
General Partner of Sevin Rosen, Palo Alto, CA (Venture capital investment firm)
Age: 59
Director Since: July 1989
Committees: Audit, Finance, Nominating and Corporate Governance, Strategy (Chair)

Other Boards: Since April 2005 and September 2005, Mr. Dow has served as a member of the Board and Chairperson, respectively, of Adler Biopharmaceuticals, Inc., a publicly-traded clinical-stage biopharmaceutical company.

Key Director Qualifications: Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow also served as our Board’s Chairperson from May 2002 to May 2005. Mr. Dow served on the Board of Cytokinetics, Inc., a publicly-traded biopharmaceutical company from 1998 to 2013. The Board believes Mr. Dow’s qualifications to sit on our Board include his experience in leading a venture capital investment firm, during which time he has gained significant expertise in evaluating investment opportunities and overseeing management development and operations of portfolio companies, as well as his deep understanding of Citrix’s organization, markets and products.

Godfrey R. Sullivan
President, Chief Executive Officer and Chairman of Splunk, San Francisco, CA (IT and search software company)
Age: 61
Director Since: February 2005
Committees: Compensation, Nominating and Corporate Governance

Key Director Qualifications: Since 2008, Mr. Sullivan has served as the President, Chief Executive Officer and Chairman of Splunk Inc., a publicly-traded information technology search software company. Prior to Splunk, Mr. Sullivan led Hyperion Solutions Corporation, a publicly-traded software company, where he was first its President and Chief Operating Officer and subsequently its President and Chief Executive Officer, until its acquisition by Oracle in April 2007. Mr. Sullivan also served on the Board of Informatica Corporation, a publicly-traded data integration company, from January 2008 to June 2013. The Board believes Mr. Sullivan’s qualifications to sit on our Board include his decades of executive and operational experience with technology and software companies.

Mark B. Templeton
President, Chief Executive Officer and Director, Citrix
Age: 62
Director Since: May 1998

Other Boards: Since February 2008, Mr. Templeton has served on the Board of Equifax, Inc., a publicly-traded global provider of information solutions and human resources business process outsourcing services.

Key Director Qualifications: Mr. Templeton has served as our President since January 1998 and as our Chief Executive Officer from June 2001 to the present. The Board believes Mr. Templeton’s qualifications to sit on our Board include his decades of experience in the software industry, including 17 years as our President and/or Chief Executive Officer, and his deep understanding of our historical and current business strategies, objectives, markets and products.

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Meetings and Meeting Attendance

Our Board met 12 times during the year ended December 31, 2014. Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of all committees of our Board on which he or she served during fiscal 2014.

Our Board Committees

Our Board has standing Audit, Compensation, Finance, Nominating and Corporate Governance and Strategy Committees. In 2014, our Board formed a Search Committee in connection with Mark Templeton’s contemplated retirement. In June 2014, after completing its search process the Search Committee was disbanded.

Each of the Audit, Compensation, Finance, Nominating and Corporate Governance and Strategy committees has a written charter that has been approved by the Board. Each committee reviews the appropriateness of its charter at least annually. The table below provides current membership for each Board committee.

Director	Audit	Compensation	Finance	Nominating and Governance	Strategy
Mark B. Templeton
Thomas F. Bogan				Chair	✓
Robert M. Calderoni	✓		✓
Nanci E. Caldwell		✓
Robert D. Daleo	Chair		Chair
Murray J. Demo		Chair
Francis deSouza					✓
Stephen M. Dow	✓		✓	✓	Chair
Asiff S. Hirji					✓
Gary E. Morin(1)		✓
Godfrey R. Sullivan		✓		✓

(1)	As announced in February 2014, Mr. Morin is not standing for re-election at the Annual Meeting.

AUDIT COMMITTEE

Our Board has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board has determined that each member of the Audit Committee is financially literate and that each of Mr. Calderoni and Mr. Daleo qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee met eight times during the year ended December 31, 2014. The Audit Committee operates under a written charter adopted by our Board, a current copy of which is available in the Corporate Governance section of our website at http://www.citrix.com/about/ governance.html.

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	reviews the financial reports and related disclosure provided by us to the SEC, our shareholders or the general public;

•	reviews our internal financial and accounting controls;

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•	oversees the appointment, compensation, retention and work performed by any independent registered public accounting firms we engage;

•	oversees procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

•	oversees our internal audit function;

•	serves as the Qualified Legal Compliance Committee of Citrix in accordance with Section 307 of the Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the SEC;

•	recommends, establishes and monitors procedures designed to facilitate (1) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (2) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	engages advisors as necessary; and

•	determines the funding from us that is necessary or appropriate to carry out the Audit Committee’s duties.

In addition, our Audit Committee oversees cybersecurity risks and reports to the full Board on such matters.

FINANCE COMMITTEE

Our Board has determined that each member of the Finance Committee meets the independence requirements promulgated by Nasdaq. The members of the Finance Committee also serve on the Audit Committee. The Finance Committee met four times during the year ended December 31, 2014. The Finance Committee operates under a written charter adopted by our Board, a current copy of which is available at the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Finance Committee advises the Board and, in certain instances, acts on behalf of our Board, on matters relating to our investment policies, financing activities and world-wide insurance programs.

COMPENSATION COMMITTEE

Our Board has determined that each of the members of the Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Code, and is a “non-employee” director as defined under Section 16 of the

Securities Exchange Act of 1934, as amended. The Compensation Committee met five times during the year ended December 31, 2014. The Compensation Committee operates under a written charter adopted by our Board, a current copy of which is available in the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and preparing an annual report on executive compensation for inclusion in the proxy statement for our annual meeting of shareholders in accordance with applicable rules and regulations.

In fulfilling its role, the Compensation Committee also:

•	reviews and makes recommendations to our management on company-wide compensation programs and practices;

•	approves the salary, variable cash, equity-based and other compensation arrangements of our senior executive officers reporting directly to our President and Chief Executive Officer;

•	recommends, subject to approval by the entire Board, the salary, variable cash, equity-based and other compensation arrangements of our President and Chief Executive Officer;

•	appoints, retains, compensates, terminates and oversees the work of any independent experts, consultants and other advisers, reviews and approves the fees and retention terms for such experts, consultants and other advisers and considers at least annually the independence of such consultants;

•	considers the independence of and potential conflicts of interests with compensation consultants, legal counsel or other advisors, including based on factors required to be considered by the SEC or Nasdaq;

•	establishes policies and procedures for the grant of equity-based awards and periodically reviews our equity award grant policy;

•	recommends, subject to approval by the entire Board, any equity-based plans and any material amendments to those plans;

•	evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix;

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	19

•	evaluates our compensation philosophy and reviews actual compensation for consistency with our compensation philosophy;

•	reviews and recommends for inclusion in our annual proxy statement the Compensation Discussion and Analysis section; and

•	reviews and evaluates, on a periodic basis, our stock ownership guidelines for directors and executive officers and recommends any modifications to such guidelines to the Board for its approval.

The Compensation Committee has the authority to engage its own outside advisors, including experts in particular areas of compensation, as it determines appropriate, apart from counsel or advisors hired by management. In 2014, the Compensation Committee retained Radford Consulting, an independent compensation consultant, which we refer to as Radford, to assist the committee in evaluating the compensation of our executive officers and directors.

Our Corporate Governance Guidelines and the charter of the Compensation Committee provide that any independent compensation consultant, such as Radford, engaged by the Compensation Committee works for the Compensation Committee, not our management, with respect to executive and director compensation matters. Please read the Compensation Discussion and Analysis included in this Proxy Statement for additional information on the role of, and amounts paid to, Radford in the compensation review process.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee met five times during the year ended December 31, 2014. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board, a current copy of which is available at the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Nominating and Corporate Governance Committee:

•	reviews and makes recommendations to our Board regarding the Board’s composition and structure;
•	establishes criteria for membership on the Board and evaluates corporate policies relating to the recruitment of members of the Board;

•	recommends to our Board the nominees for election or re-election as directors at our annual meeting of shareholders;

•	reviews policies and procedures with respect to transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties; and

•	establishes, implements and monitors policies and processes regarding principles of corporate governance in order to assist the Board in complying with its fiduciary duties to us and our shareholders. As described above in the section entitled Procedures for Recommendation of Director Nominees by Shareholders, the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders.

STRATEGY COMMITTEE

Our Board has determined that each member of the Strategy Committee meets the independence requirements promulgated by Nasdaq. The Strategy Committee met two times during the year ended December 31, 2014. The Strategy Committee operates under a written charter adopted by our Board, a current copy of which is available at the Corporate Governance section of our website at http://www.citrix.com/about/governance.html.

As described more fully in its charter, the Strategy Committee is responsible for overseeing matters relating to potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of our business.

In fulfilling its role, the Strategy Committee also:

•	reviews, and provides guidance to management and our Board with respect to, our strategy for corporate strategic transactions;

•	assists management and our Board with the review of proposals made by management for corporate strategic transactions, when and as appropriate;

•	periodically reviews with management prospective candidates for corporate strategic transactions, when and as appropriate;

•	reviews periodic reports from management on completed corporate strategic transactions;

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•	reviews, considers and makes recommendations to our Board regarding corporate strategic transactions having a transaction price as estimated by management to be greater than that delegated to management under any delegation of authority from our Board;

•	provides periodic reports to our Board of any corporate strategic transactions being considered, or authorized and approved, by management;

•	notifies the Nominating and Corporate Governance Committee of any conflict of interest or related party transaction that comes to the attention of the Committee in the exercise of its duties under the charter; and

•	is authorized to appoint, retain, terminate and oversee the work of any advisors and approve such advisors’ fees and retention terms.

SEARCH COMMITTEE

In 2014 our Chief Executive Officer, Mark Templeton, announced his intent to retire. In connection with Mr. Templeton’s anticipated retirement, our Board formed a Search Committee consisting of Mr. Bogan (Chair), Mr. Dow and Mr. Sullivan, to lead the search process to identify our next Chief Executive Officer. In June 2014, Mr. Templeton informed the Board that, after much consideration, his desire was to stay on as Chief Executive Officer. In June 2014, after completing its search process and considering a number of qualified candidates, our Board concluded that Mr. Templeton continues to be the best leader to drive Citrix forward. The Search Committee held numerous informal meetings and one formal meeting in 2014 and was disbanded in June 2014.

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Director Compensation

2014 NON-EMPLOYEE DIRECTOR CASH COMPENSATION

It is our policy that our employee-directors do not receive cash compensation for their service as members of our Board of Directors. Non-employee members of our Board of Directors receive annual retainer fees, which are paid in cash in semi-annual installments. Each non-employee Director was entitled to receive the retainers detailed in the table below (provided that committee chairpersons were only entitled to receive a retainer as committee chair and were not entitled to the non-chair membership retainer for the committee(s) he or she chairs). In addition, non-employee Directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any of its committees that are conducted in person.

The following table summarizes the cash retainers paid to our non-employee Directors in 2014:

Compensation Element	2014 Cash Compensation
Annual Board Member Retainer	$40,000
Board Chair Retainer	$75,000
Committee Chair Retainers
• Audit Chair	$30,000
• Compensation Chair	$20,000
• Finance Chair	None
• Nominating and Corporate Governance Chair	$10,000
• Strategy Chair	$20,000
• Search Chair	None
Committee Member Retainers
• Audit	$20,000
• Compensation	$10,000
• Finance	None
• Nominating and Corporate Governance	$10,000
• Strategy	$10,000
• Search	$10,000

NON-EMPLOYEE DIRECTOR EQUITY-BASED COMPENSATION

Equity awards to our non-employee Directors are made under the 2014 Plan

Each non-employee Director is eligible to receive an annual grant consisting of 4,000 restricted stock units. As in prior years, these grants are made on the first business day of the month following our annual meeting of shareholders and vest in equal monthly installments over a one-year period. Newly appointed non-employee Directors are entitled to receive 10,000 restricted stock units upon his or her initial election to our Board of Directors, which vest in accordance with our standard three-year vesting schedule.

New non-employee Directors are not entitled to receive an annual grant of restricted stock units in the same calendar year in which they receive their initial grant.

On March 3, 2014, Thomas F. Bogan was awarded 2,000 service-based restricted stock units that fully vest on the anniversary of the grant date in recognition of his service and leadership during our Chief Executive Officer’s leave of absence.

Outside Directors’ Deferred Compensation Program

We offer our Directors an Outside Directors’ Deferred Compensation Program to defer restricted stock units

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awarded to non-employee Directors under the 2014 Equity Incentive Plan (which we refer to as the 2014 Plan). In advance of an award and in compliance with the program’s requirements, a non-employee Director may elect to defer the receipt of all of his or her restricted stock units until ninety days after such Director’s separation from service from us or upon a change in control. Upon the vesting of awards of restricted stock units, any amounts that would otherwise have been paid in shares of common stock are converted to deferred stock units on a one-to-one basis and credited to the Director’s deferred account.

Director Stock Ownership Guidelines

To further align the interests of members of our Board of Directors with our shareholders, our Board of Directors adopted stock ownership guidelines for our non-employee Directors. Pursuant to these guidelines, each non-employee Director is expected to hold at least 8,000 shares of our common stock (which includes vested but deferred restricted stock units) for so long as he or she is a Director or, in the case of certain shares acquired upon the exercise of a stock option, for nine months after termination of his or her service on our Board of Directors. In addition, if a Director exercises a stock option, it is expected that such Director would, from such option exercise, maintain ownership of at least a number of shares equal to twenty percent of the net value of the shares acquired (after deducting the exercise price and taxes) if such Director has not satisfied the shareholding requirement. New Directors are expected to meet the standards set forth in the guidelines within three years after the date of his or her election to our Board of Directors. Current Directors are expected to meet the guideline requirements within five years after the date of their election to the Board of Directors.

The Compensation Committee, with assistance from Radford, oversees director compensation and regularly reviews the appropriateness of our non-employee directors’ compensation. Specifically, in July 2014, Radford prepared a comprehensive benchmarking of our non-employee Director compensation program against the compensation programs offered by our peer companies and reviewed this benchmarking in detail with the Compensation Committee.

The following table sets forth a summary of the compensation earned by, or paid to, our non-employee directors in 2014.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(3)	Total ($)
Thomas F. Bogan	105,000	365,240(4)	—	470,240
Robert M. Calderoni(5)	24,219	636,000(6)	—	660,219
Nanci E. Caldwell	50,000	245,600	—	295,600
Robert D. Daleo	70,000	245,600	—	315,600
Murray J. Demo	90,000	245,600	—	335,600
Francis deSouza(7)	2,877	636,000(6)	—	638,877
Stephen M. Dow	110,000	245,600	—	355,600
Asiff S. Hirji	60,000	245,600	—	305,600
Gary E. Morin	60,000	245,600	—	305,600
Godfrey R. Sullivan	80,000	245,600	—	325,600

(1)	These amounts represent the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 19, 2015. These amounts do not represent the actual amounts paid to or realized by our directors for these awards during fiscal year 2014.
(2)

Consists solely of restricted stock units. Each continuing non-employee Director is entitled to receive an annual grant consisting of 4,000 restricted stock units which vests in equal monthly installments over a one-year period. Each new non-employee director is entitled to receive an initial grant of 10,000 restricted stock units which vests over three years, with

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one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. As of December 31, 2014, each of our continuing non-employee directors held restricted stock unit awards representing 1,998 shares of our common stock issuable upon the vesting of such outstanding restricted stock unit awards. Pursuant to our Outside Director’s Deferred Compensation Program, each of Mr. Bogan, Mr. Calderoni, Ms. Caldwell, Mr. Daleo, Mr. Dow, and Mr. Morin elected to defer his or her 2014 annual restricted stock unit award, or in the case of Mr. Calderoni, his initial director grant award. Please see the discussion above under the heading Outside Directors’ Deferred Compensation Program for additional details on our deferral program.
(3)	As of December 31, 2014, the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors was as follows: Mr. Bogan, no shares; Mr. Calderoni, no shares; Ms. Caldwell, 10,000 shares; Mr. Daleo, no shares; Mr. Demo, 10,000 shares; Mr. deSouza, no shares; Mr. Dow, no shares; Mr. Hirji, no shares; Mr. Morin, no shares; and Mr. Sullivan, no shares.
(4)	In addition to the 4,000 restricted stock units granted to all continuing directors, Mr. Bogan was also granted 2,000 service-based restricted stock units that vest on the grant date anniversary in recognition of his service and leadership during Mr. Templeton’s leave of absence.
(5)	Mr. Calderoni was elected to the Board of Directors on June 26, 2014, and his fees were pro-rated for the period June 26, 2014 to December 31, 2014. Newly elected directors receive a one-time service-based restricted stock unit grant of 10,000 shares. Mr. Calderoni will begin to receive the annual non-employee director grant of 4,000 restricted stock units in his second year of director service.
(6)	Represents the aggregate grant date fair value of a new director’s initial grant of 10,000 restricted stock units which vests over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement.
(7)	Mr. deSouza was elected to the Board of Directors on December 11, 2014, and his fees were pro-rated for the period December 11, 2014 to December 31, 2014. Newly elected directors receive a one-time service-based restricted stock unit grant of 10,000 shares. Mr. deSouza will begin to receive the annual non-employee director grant of 4,000 restricted stock units in his second year of director service.

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Part 3 Executive Management

Our Management

The following table sets forth our executive officers and the positions currently held by each such person with Citrix. The biographical descriptions below outline the relevant experience, qualifications, attributes and skills of each executive officer.

Name	Position
Mark B. Templeton	President, Chief Executive Officer and Director
David R. Friedman	Chief of Staff, Office of the CEO
Robson B. Grieve	Senior Vice President, Customer Experience & Marketing and Chief Marketing Officer
David J. Henshall	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Christopher Hylen	Senior Vice President and General Manager, Mobility Apps
Klaus Oestermann	Senior Vice President and General Manager, Delivery Networks
T. Geir Ramleth	Chief Strategy Officer and Senior Vice President and General Manager of Workspace Services
Carlos E. Sartorius	Senior Vice President, Worldwide Sales and Services

Mark B. Templeton
Please see Mr. Templeton’s biography in Our Directors section above.

David R. Friedman
Age: 53
Mr. Friedman has served as our Chief of Staff, Office of the CEO since April 2015. Prior to this appointment, Mr. Friedman served as our General Counsel and Senior Vice President, Human Resources from April 2006 to March 2015 and served as our Secretary from October 2002 to February 2008. From October 2002 to April 2006, Mr. Friedman served as our General Counsel, Corporate Vice President and Secretary.

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Robson B. Grieve
Age: 43
Mr. Grieve has served as our Senior Vice President, Customer Experience & Marketing and Chief Marketing Office since January 2015. From October 2012 to January 2015, Mr. Grieve was Executive Vice President of Global Marketing and Customer Experience at Concur, a cloud software company acquired by SAP in December 2014. From March 2007 to September 2012, Mr. Grieve was the President of Creature, an advertising agency with offices in Seattle and London.

David J. Henshall
Age: 46
Mr. Henshall has served as our Executive Vice President and Chief Financial Officer beginning in September 2011 and as our Chief Operating Officer beginning in February 2014. Mr. Henshall was appointed Acting Chief Executive Officer and President during Mr. Templeton’s temporary leave of absence from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer.

Christopher Hylen
Age: 54
Mr. Hylen has served as our Senior Vice President and General Manager, Mobility Apps, since July 2013. Prior to joining Citrix, Mr. Hylen was the Senior Vice President and General Manager of Payment Solutions at Intuit, Inc., a publicly-traded provider of business and financial management solutions for small businesses, consumers and accounting professionals from August 2010 to July 2013. Mr. Hylen also served as Intuit’s Vice President, Marketing Small Business Group from April 2010 to August 2010 and its Vice President Growth, Intuit Payment Solutions from September 2006 to May 2010. Since January 2015, Mr. Hylen has served as a member of the Board of The ADT Corporation, a publicly-traded security and alarm monitoring services company.

Klaus Oestermann
Age: 48
Mr. Oestermann has served as Senior Vice President and General Manager, Delivery Networks since February 2015. Prior to this appointment, Mr. Oestermann served as the Group Vice President and General Manager of our Networking, Cloud and Service Provider group from January 2010 to February 2015, as Group Vice President and General Manager of the Netscaler and App Networking Product Group from December 2006 to December 2009 and as Vice President, US West from November 2003 to December 2006.

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T. Geir Ramleth
Age: 56
Mr. Ramleth has served as our Chief Strategy Officer and Senior Vice President and General Manager of Workspace Services since December 2014. Prior to joining Citrix, Mr. Ramleth was Chief Executive Officer of Octoblu, Inc., a networking platform company from February 2014 to December 2014, which was acquired by Citrix. Mr. Ramleth previously served as Senior Vice President and Chief Information Officer of Bechtel Corporation, a global construction and project management firm, from January 2002 until July 2013.

Carlos E. Sartorius
Age: 54
Mr. Sartorius has served as our Senior Vice President, Worldwide Sales and Services since January 2015. Prior to this appointment, Mr. Sartorius served as Managing Director and Vice President, Sales and Services of our Europe, Middle East and Africa (EMEA) organization from September 2011 to January 2015. Prior to joining Citrix, Mr. Sartorius was Vice President and General Manager, HP Networking at Hewlett-Packard Company, a publicly-traded hardware, software and IT services company, from November 2009 to September 2011.

Our executive officers are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified.

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Part 4 Executive Compensation

Compensation Discussion and Analysis

PURPOSE OF COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides comprehensive information about the 2014 compensation for the following executive officers (who we refer to as our Named Executive Officers):

•	Mark B. Templeton, President and Chief Executive Officer

•	David J. Henshall, Executive Vice President, Chief Operating Officer and Chief Financial Officer

•	David R. Friedman, Chief of Staff, Office of the CEO

•	Alvaro J. Monserrat, Senior Vice President, Sales and Services

•	Sudhakar Ramakrishna, Senior Vice President and General Manager, Enterprise and Service Provider Division

David Henshall was promoted to Chief Operating Officer, effective February 2014. David Friedman was appointed to Chief of Staff, Office of the CEO, effective April 2015. Prior to this appointment, Mr. Friedman served as General Counsel and Senior Vice President, Human Resources.

In January 2015, we announced that Al Monserrat was leaving Citrix. Mr. Monserrat provided transitional advisory services to Citrix through April 1, 2015 as our Senior Vice President, Sales Strategy. In February 2015, we announced that Mr. Ramakrishna was leaving Citrix. Mr. Ramakrishna has agreed to provide transitional advisory services to Citrix through May 31, 2015 as our Senior Vice President, Products. For details regarding the terms of each of Mr. Monserrat’s and Mr. Ramakrishna’s separation, see Individual Executive Compensation Decisions beginning on page 41.

2014 HIGHLIGHTS

Transformation of Our Business

In 2014, Citrix celebrated its twenty-fifth year. During this period, we have transformed our business through several growth phases, from remote access to application delivery, to virtualization, to mobile workspaces and now to the software-defined workplace. A software-defined workplace is one where people can securely and effortlessly collaborate across the boundaries of time, place and device.

Key to these transformations has been the leadership and vision of our Chief Executive Officer, Mark Templeton. Mr. Templeton joined Citrix prior to our initial public offering; and during his tenure, Citrix has transformed from a one-product, $15 million organization, to a global market leader with revenues of $3.14 billion in 2014. Mr. Templeton has shaped our culture, market direction, and product strategy, and has driven a passion for customers throughout Citrix.

Today, Mr. Templeton is transforming our business around our vision of the software–defined workplace – a differentiated strategy to drive growth, profitability and unique value to our customers and partners. Internally, this is driving realignment, clarity and focus. Over the past two quarters, for example, we have been making changes to reshape our business and organizational structure to align with our strategy.

First, we strengthened our leadership team with the appointments of Carlos Sartorius as our Senior Vice President for Worldwide Sales and Services; Robson Grieve as our Senior Vice President for Customer Experience & Marketing and Chief Marketing Officer; and Geir Ramleth as our Senior Vice President and General Manager, Workspace Services and Chief Strategy Officer. These seasoned executives bring strong track records, global experience and the additional leadership talent we need to operationalize, execute and drive our strategy.

Next, we established three business units that are oriented around our three strategic areas of focus: delivery networks, workspace services and mobility apps.

Then, we took actions to better reflect our strategy in our organizational structure and operating model by

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refocusing our investments on our highest growth opportunities and streamlining decision-making. As part of these actions, in January we announced a restructuring program designed to increase strategic focus and operational efficiency. The restructuring will affect approximately 700 full-time and 200 contractor positions, and is expected to result in annualized pre-tax savings in the range of approximately $90 million to $100 million.

Our Chief Executive Officer

Due to a death in his immediate family in June 2013, our President and Chief Executive Officer, Mark Templeton was on a temporary leave of absence beginning in October 2013. Mr. Templeton returned as President and Chief Executive Officer in February 2014 and announced his intent to retire within the next year, subject to the naming of his successor. In anticipation of Mr. Templeton’s planned retirement, our Board commenced a search process to identify our next Chief Executive Officer. During the

Board’s search process, Mr. Templeton informed the Board that his personal circumstances had changed and that, after much consideration, his desire was to stay on as Chief Executive Officer to lead the company’s business transformation. In June 2014, our Board concluded its Chief Executive Officer search and expressed its confidence in Mr. Templeton as the best leader to drive Citrix forward when it confirmed that Mr. Templeton would remain in his current role. For details regarding Mr. Templeton’s compensation, see Individual Executive Compensation Decisions beginning on page 41.

2014 Business Highlights

Our transformation led to the following financial performance in 2014.

•	8% increase in annual revenue to $3.14 billion

•	Net income of $252 million, or $1.47 per diluted share

•	$846 million in cash flow from operations

Our balance sheet is robust, including $1.56 billion in deferred revenue and $570 million in net cash & investments as of December 31, 2014. In 2014, we also launched new programs to better optimize our capital structure and programmatically return capital to shareholders. For example, in the second quarter 2014, we successfully completed the issuance of $1.4 billion in convertible securities while simultaneously initiating a $1.5 billion accelerated share repurchase program. For the full year 2014, we repurchased 26.1 million shares of our stock, representing about 14% of shares outstanding.

Shareholder Outreach and Engagement

In 2014, our shareholders continued their support of our executive compensation programs with over 97% of the votes cast at our Annual Meeting of Stockholders supporting our “say on pay” proposal.

Beyond consideration of our annual “say on pay” vote, our leaders regularly engage with shareholders to better understand their perspectives on a wide range of issues.

For example, in addition to our regular investor relations program, during 2014, we engaged with our largest shareholders representing approximately 25% of Citrix’s outstanding common stock. These investor meetings covered such topics as Citrix’s business strategy, governance standards, the evolution of our Board of Directors, CEO and executive succession planning and our approach to executive compensation. Our Chief Executive Officer or our Board Chairman participated in every meeting along with other senior leaders. We believe it is important to maintain ongoing conversations outside of the annual meeting process so that we may shape our policies and practices with an informed point of view.

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Further, our Board has established a policy which provides every security holder with the ability to communicate with the Board as a whole or with individual directors on the Board. This process is described on page 12.

OBJECTIVES AND ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAMS

The compensation that we offer our executives is designed to reflect our principles of integrity, fairness and transparency – concepts that have continually underscored the design and delivery of the compensation opportunity at Citrix. We believe our compensation programs should emphasize sustainable corporate growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We also believe that lavish perquisites, excessive severance and bonuses unrelated to performance are inconsistent with our executive compensation principles. Furthermore, while the establishment of variable compensation targets for our executives necessarily involves judgment, the actual payouts against those targets are based on predetermined, objective financial criteria reflective of our annual operating plan or total shareholder return and indicative of positive business growth.

For more than a decade, the objectives of our executive compensation programs have been to:

•	provide competitive compensation that attracts, retains and engages high-performing talent; and

•	align the long-term interests of executives with those of our shareholders by linking a significant portion of total cash and equity compensation to company performance.

These objectives still hold true today and are reflected in the compensation decisions we made in 2014.

Further, we engage in the following practices to ensure our executive compensation program achieves our objectives and is aligned with shareholders’ interests.

What We Do	What We Don’t Do
✓ Design compensation programs to align at least 50% of Chief Executive Officer’s target compensation with company performance	No discretion applied to measuring performance under our Variable Cash Compensation Plan or market performance-based awards, and no bonuses or awards to make-up for forfeited awards
✓ Deliver 50% of equity-based awards to executives tied to achievement of total shareholder return metric against the Nasdaq Composite Index	No employment contracts
✓ Use equity for long-term incentive and retention	No re-pricing of stock options
✓ Require significant share ownership by executives	No guaranteed bonuses
✓ Conduct annual executive evaluations and self-evaluation process	No hedging, short selling or pledging of equity awards
✓ Require that executives only trade in Citrix stock pursuant to a Rule 10b5-1 trading plan	No single-trigger or modified single-trigger change in control agreements(1)
✓ Benchmark peers aligned with Citrix’s business and those with whom we regularly compete for executive, managerial and technical talent	No tax gross-ups to executive officers(2)

(1)	In 2009, we adoped a policy against entering into any new single-trigger severance or change in control agreements, or materially amending any existing single-trigger severance or change in control agreement. At the time we adopted this policy in 2009, our Chief Executive Officer had an existinging single-trigger change in control agreement.
(2)	We may grant exceptions exclusively in the event we ask an executive to relocate, and we offer the executive a relocation package desgined to reimburse out-of-pocket costs subject to a clawback obligation.

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The elements of compensation that we use to accomplish our objectives include:

•	base salary;

•	variable cash compensation;

•	equity-based long-term incentives; and

•	benefits.

We considered each of these items in determining the individual compensation package for our executive officers.

HOW EXECUTIVE PAY DECISIONS ARE MADE

Compensation Process and Criteria

Evaluation Process

The compensation packages for our executive officers are reviewed by our Compensation Committee and include an analysis of all elements of compensation separately and in the aggregate. In 2014, Radford was retained by the Compensation Committee as its independent adviser to assist with its oversight of executive compensation. In addition, our legal, finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs.

Throughout 2014, the Compensation Committee held meetings with management, our human resources department and representatives of Radford to:

•	review our compensation objectives;

•	review the actual compensation of our executive officers for consistency with our objectives;

•	analyze trends in executive compensation;

•	assess our variable cash compensation structure, as well as the plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the business and our shareholders (this included, among other things, modeling amounts payable under proposed plan structures against various scenarios, and assessing those payouts as a percentage of non-GAAP corporate operating income and other variables);

•	assess our equity-based awards programs against our objectives of executive engagement, retention and alignment with shareholder interests; and
•	benchmark our executive cash compensation and equity-based awards programs, and assess our pay versus performance against our peer group; and review recommendations for 2014 compensation for appropriateness relative to our compensation objectives.

Beginning in August 2013, and at several meetings throughout the first quarter of 2014, the Compensation Committee reviewed proposed compensation programs and packages for our executive officers for 2014, which were prepared by management and evaluated by our finance department for alignment with our operating plan. In February 2014, the Compensation Committee approved the proposed 2014 variable cash compensation plan, which we refer to as the Variable Cash Compensation Plan, and recommended to the Board of Directors a compensation package for our President and Chief Executive Officer and Executive Vice President, Chief Operating Officer and Chief Financial Officer. In March 2014, the Compensation Committee approved individual compensation packages for our other executive officers. In each case, the recommendations of the Compensation Committee were reviewed with our Board of Directors.

In evaluating our 2014 executive compensation program, the Compensation Committee considered a number of factors as discussed above, including the shareholder advisory (“say-on-pay”) vote on our executive compensation for 2013, which was approved by over 97% of the votes cast. We will hold a say-on-pay vote on an annual basis until the next vote on the frequency of such shareholder advisory votes, which will occur no later than our 2017 annual meeting of shareholders.

Evaluation Criteria

In determining the amount and mix of the target compensation elements, the Compensation Committee relies upon its judgment about the scope and strategic impact of each individual executive officer’s role. In setting final compensation targets for our executive officers in 2014, the Compensation Committee considered many factors, including:

•	the performance and experience of each individual;

•	the scope and strategic impact of the executive officer’s responsibilities;

•	our past business and financial performance and future expectations;

•	our long-term goals and strategies;

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•	difficulty in, and the cost of, replacing high performing leaders with in-demand skills;

•	past compensation levels of each individual and of our executives as a group;

•	relative levels of compensation among our executives;

•	the amount of each compensation component in the context of the executive officer’s total compensation and other benefits;

•	for each executive officer, other than our President and Chief Executive Officer, the evaluation and recommendation of our President and Chief Executive Officer and each executive officer’s self-evaluation;

•	for our President and Chief Executive Officer, the evaluation of our Board, of our President and Chief Executive Officer’s direct reports and his self-evaluation; and

•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

Role of the Independent Compensation Consultant

During 2014, Radford reported directly to the Compensation Committee for purposes of advising the Committee on executive compensation matters. The Compensation Committee provided Radford with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of executive total direct compensation packages to be conducted by Radford. Radford was instructed to benchmark all components of compensation for all executive officer positions, including base salary, total target compensation (base salary plus variable cash compensation) and equity-based long-term incentive awards. The Compensation Committee also instructed Radford to review the public disclosure by our peer companies concerning their executive compensation practices and to review our internal compensation model and guidelines and compare them to our peer companies and to our actual compensation practices.

Throughout the fourth quarter of 2013 and the first quarter of 2014, Radford attended meetings of the

Compensation Committee, both with and without members of management present, and interacted with members of our human resources department with respect to its assessment of the compensation packages of our executive officers. Once Radford, working in conjunction with our human resources department, completed its preliminary analysis of our executive compensation, their analysis was presented to the Compensation Committee, which was discussed at the Compensation Committee’s February and March 2014 meetings.

Independence of Compensation Consultant

During 2014, our accounting department engaged Aon Hewitt, an affiliate of Aon, Radford’s parent company, as a resource to assist us in determining the fair value of our market performance-based awards. Additionally, our treasury department retained Aon to serve as our broker of record for our world-wide insurance lines. Finally, our human resources department purchased commercially available compensation survey reports and a data application from Radford. The services purchased from Aon in 2014 were reviewed and approved by the Audit Committee of our Board of Directors. In total, fees paid to Aon during 2014 for services not related to Radford’s work with our Compensation Committee were approximately $441,673. Fees paid to Radford during 2014 for services related to recommending the amount and form of executive and director compensation were approximately $45,000.

In assessing Radford’s independence, the Compensation Committee considered the fees paid to Radford and Aon and our policy on independence of the Compensation Committee’s consultant and other advisers, which is contained in our Corporate Governance Guidelines and the Compensation Committee’s charter. As specified in our Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee also considered six independence factors as required by Nasdaq and the SEC, which are specified in the following table. After analyzing each of these factors indicated in the following table and our policy on independence relative to Radford’s engagement, the Compensation Committee concluded that Radford is independent.

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Independence Factor	Information Considered
Other services provided to Citrix by Radford	None other than services described in the preceding paragraphs.
Citrix fees received by Radford, as a percentage of Aon’s total revenue	Modest and represents less than 0.0004% of Aon’s total revenue.
Radford’s policies and procedures that are designed to prevent conflicts of interest	Radford maintains a number of internal mechanisms and policies to ensure its ability to provide objective, third-party advice to its clients and avoid potential conflicts of interest.
Business or personal relationships between the Compensation Committee’s individual compensation adviser and members of the Compensation Committee	The Compensation Committee’s individual compensation adviser has no direct business or personal relationships with any member of the Compensation Committee. Radford has provided consulting services to three companies that are affiliated with members of the Compensation Committee.
Citrix stock owned by the Compensation Committee’s individual compensation adviser	The Compensation Committee’s individual compensation adviser does not directly own any Citrix stock and the practice is prohibited under Aon’s Code of Conduct.
Business or personal relationships between the Compensation Committee’s individual compensation adviser, or Radford, with a Citrix executive officer	The Compensation Committee’s individual compensation adviser has no direct business or personal relationship with any Citrix executive officer.

Our use of Benchmarks and Peer Group Analysis

We annually conduct a competitive analysis of the compensation paid to our executive officers and review the compensation practices of our peer group and of the software industry overall. As in prior years, the analysis for 2014 measured our compensation opportunities for executives and actual compensation paid against information from the following sources:

•	independent, commercially available surveys on executive compensation within the software industry, tailored to reflect our relative market capitalization and revenue, including:

•	the Radford Global Technology Survey;

•	the Radford Global Sales Survey; and

•	an internally-prepared benchmark analysis using commercially available survey data and information from publicly filed reports from a group of 16 peer technology companies, or the peer group, specifically identified by the Compensation Committee.

We annually evaluate the composition of our peer group and adjust the composition of our peer group for factors such as recent acquisitions of peer companies, new markets that we have entered or changes in the technology market landscape. In 2014, with assistance from Radford, we again focused on developing a peer group to address the dynamics in the markets for talent in which we compete. Our peer group includes:

•	companies that represent an appropriate range from a size and scope perspective;
•	innovative companies that operate in virtualization, cloud, software-as-a-service and networking markets; and

•	companies with whom we compete for talent.

We believe that our peer group continues to be aligned with our strategic vision and positions us to attract, retain and engage high performing leaders. Moreover, our current peer group, with its inclusion of a full array of companies with whom we compete for talent, maintains Citrix positioned at approximately the group median across key financial metrics we view as important in selecting a peer group.

The table below lists the companies in our 2014 peer group indicating the peers with whom we regularly compete for executive, managerial and technical talent, including Microsoft and Cisco, the two companies with which we most frequently competed for talent in 2014 across our employee base. We believe that, like Citrix, our 2014 peer group is composed of innovative, software-focused businesses operating on a global scale and are the companies with whom we look to align our executive compensation practices.

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Trademarks are property of their respective owners.

(1)	Fiscal year end data presented in the table is for fiscal years ending in 2014.

We use the peer group benchmarks as one of several factors that inform our judgment of appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. Our executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation opportunities. For 2014, the total target cash compensation for our Named Executive Officers as a whole fell at approximately the median level of our peer group.

Based on feedback from our largest shareholders and an assessment of our shareholder return performance relative to our peers, among other factors, in October 2014 our Compensation Committee revised our executive compensation peer group for 2015 to include Autodesk, CA Technologies and Synopsys and to exclude Amazon and Google.

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COMPONENTS OF COMPENSATION

Overview

To further align the interests of our executives with those of our shareholders, our executive compensation program is structured to align at least 50% of our Chief Executive Officer’s annual target compensation to company performance through performance-based elements as shown below.

(1)	While we intend that at least 50% of our Chief Executive Officer’s total compensation be performance-based compensation, in 2014, our Chief Executive Officer’s total target compensation mix differed from our target mix due to the timing of his annual equity grant, which was made in anticipation of his planned retirement. See Individual
Executive Compensation Decisions beginning on page 41 for further details regarding our Chief Executive Officer’s compensation. In 2015, we expect that the compensation mix for our Chief Executive Officer will be at least 50% performance-based.

Further, we target to align approximately 45% to 50% of our other Named Executive Officers’ annual target compensation to company performance.

Base Salary

Salary levels for our executive officers are based on several factors, including individual performance and experience, the scope of the role and competitive ranges informed by compensation data reported for similar roles at companies in our peer group.

In 2014, based on the objectives of our executive compensation program, our evaluation criteria for individual performance, Citrix’s overall performance and other factors described above, the base salaries of our Senior Vice President, Sales and Services, Chief of Staff, Office of the CEO (formerly General Counsel and Senior Vice President, Human Resources) and Senior Vice President and General Manager, Enterprise and Service Provider Division, were increased, effective April 1, 2014. The increase in the base salary of our Executive Vice President, Chief Operating Officer and Chief Financial Officer reflects his promotion to Chief Operating Officer effective February 1, 2014, in addition to the factors discussed above. We did not increase the base salary for our Chief Executive Officer. Accordingly, the base salaries for our Named Executive Officers for 2014 were as follows:

	2013 Base Salary ($)	2014 Base Salary ($)	Increase (%)
President and Chief Executive Officer	900,000	900,000	—
Executive Vice President, Chief Operating Officer and Chief Financial Officer	570,000	675,000	18.42
Chief of Staff, Office of the CEO	510,000	529,412	3.81
Senior Vice President, Sales and Services	500,000	520,000	4.00
Senior Vice President and General Manager, Enterprise and Service Provider Division	435,000	460,000	5.75

Variable Cash Compensation

For 2014, our compensation evaluation processes resulted in target awards for our Named Executive Officers under our Variable Cash Compensation Plan that ranged from 70% to 120% of base salary, based on the factors discussed above. Our Chief Executive Officer did not receive an increase in his target award under our Variable Cash Compensation Plan for 2014.

Our Compensation Committee oversees our Variable Cash Compensation Plan, with administrative tasks delegated to management. Consistent with the way we calculate and publicly report our financial results, the financial targets and attainment levels for variable cash compensation are adjusted to exclude certain GAAP measurements, including amortization of intangible assets primarily related to business combinations, non-cash charges associated with the expensing of equity-based compensation, non-cash charges related to amortization of debt discount, accruals related patent litigation, charges related to our restructuring programs, the tax effects related to these items and any other items adjusted from our GAAP results

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in our reported earnings. In addition, the Compensation Committee and our Board of Directors retain the discretion to decrease or increase payouts to account for extraordinary circumstances and to balance the interests of the plan participants with the interests of our shareholders. As in the past, in 2014, we did not adjust the resulting payouts under the Variable Cash Compensation Plan or our 2014 market performance-based restricted stock unit awards discussed below.

Participants in our Variable Cash Compensation Plan received variable cash compensation awards for 2014 based upon the achievement of objective financial goals, including targets based on reported revenue and non-GAAP corporate operating margin. We believe that, for an annual incentive program to be effective, it should be easy to understand. Thus, we use a limited number of financial targets that focus our executives on the key metrics underlying our strategic plan and align performance pay with strictly financial results.

To ensure the integrity of our operating plan, and to safeguard shareholder value, the payout levels under our Variable Cash Compensation Plan are designed to motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure for under-performance of these objectives. We rigorously test our plan design to ensure that the structure and possible outcomes do not create incentives for our executives to take unnecessary and excessive risks that would impact our long-term value.

Specifically, we model potential award payouts generated by various performance attainment levels against corporate goals for revenue and non-GAAP corporate operating margin. We also model the likely impact on shareholder value based on achieving all possible revenue and non-GAAP corporate operating margin targets. We summarize this analysis in a diagram (please see the graphic below) which shows plan payouts for any combination of revenue (the x axis in the graphic below) and non-GAAP corporate operating margin (the y axis in the graphic below) achievement. The dark gray area in the graphic below represents achievement which results in no payout under the Variable Cash Compensation Plan while the area of lightest gray represents the maximum payout under the plan of 200%. The medium gray rectangle in the middle of the graphic represents the area of actual plan attainment under our plans over the last several years resulting in the following payout percentages by year:

•	2008 – 56.4%

•	2009 – 103.6%

•	2010 – 130.4%

•	2011 – 97.7%

•	2012 – 92.1%

•	2013 – 58.8%

•	2014 – 89.4%

This modeling helps to inform threshold, target and maximum payout levels for the plan and ensures that awards, when viewed relative to our non-GAAP corporate operating margin goal, are consistent with our overall operating plan for the year and provide the right balance of compensation to our executives for actual results versus returns to the business and our shareholders.

For 2014, each executive’s Variable Cash Compensation Plan award was based 100% on the achievement of financial targets established by the Compensation Committee. The financial targets established are consistent

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with our annual operating plan, which is approved by our Board. Our Variable Cash Compensation Plan weighted these financial components as follows:

•	60% for achieving a reported revenue target of $3.2391 billion; and

•	40% for achieving a non-GAAP corporate operating margin target of 22.30%.

This represents a 2.7% increase in the revenue target when compared to the revenue target of $3.155 billion for the 2013 Variable Cash Compensation Plan. This also represents a 10.8% decrease in the operating margin target, which reflects the planned investments in our business necessary to achieve growth, scale and greater market share during a year in which we anticipated slower revenue growth. As in previous years, we set this target to be consistent with the profitability target in our annual operating plan approved by our Board. As such, the 2014 operating margin target set an operational goal that was as appropriately aggressive as our operating margin targets in prior years. Our Variable Cash Compensation Plan provided for a premium in the event of overachievement of targets, capped at 200% of the target payout amount, and a reduction in the event of underachievement of targets, depending on actual results. The following maximum performance amounts would have resulted in a payout of 200% of the target amount:

•	achievement of reported revenue of $3.64 billion; and

•	achievement of a non-GAAP corporate operating margin of 25.1%.

Our Variable Cash Compensation Plan also contained minimum performance requirements that needed to be met before any award could be earned, including:

•	achievement of reported revenue of no less than $2.92 billion; and

•	achievement of a non-GAAP corporate operating margin of no less than 20.1%.

When actual performance falls between the threshold and the target performance levels or between the target and maximum performance levels, payouts are calculated using a graduated slope to provide for the fair distribution of operating profit for overachievement and appropriate compensation reductions for underachievement, as applicable. Further, no incentive is payable under our Variable Cash Compensation Plan unless at least 90% of either financial component of our performance goal is achieved, and at such threshold level an executive receives only 30% of his or her target variable cash compensation allocated to such component. This payout structure recognizes that, in a business of this scale, while overachievement merits a greater reward, any underachievement should be penalized.

Target Cash Compensation Mix

Chief Executive Officer and Named Executive Officer compensation packages have the following target mix of cash compensation expressed both as a percentage of total targeted cash compensation and in dollars:

	Target Cash Compensation Mix ($ and % of Total Target Cash Compensation)
	Base Salary		Target Variable Cash Compensation		Total Target Cash Compensation
	($)	(%)	($)	(%)	($)	(%)
President and Chief Executive Officer	900,000	45.5	1,080,000	54.5	1,980,000	100
Executive Vice President, Chief Operating Officer and Chief Financial Officer	675,000	50.0	675,000	50.0	1,350,000	100
Chief of Staff, Office of the CEO	529,412	58.8	370,588	41.2	900,000	100
Senior Vice President, Sales and Services	520,000	50.0	520,000	50.0	1,040,000	100
Senior Vice President and General Manager, Enterprise and Service Provider Division	460,000	54.1	391,000	45.9	851,000	100

Determination of Awards

Early in the first quarter of 2015, our Executive Vice President, Chief Operating Officer and Chief Financial Officer reviewed and approved the calculations of financial target attainment levels, which were based on, and consistent with, our publicly reported financial results for 2014, and the 2014 award amounts payable to executive officers that were generated by members of our human resources department in accordance with the terms of our Variable Cash Compensation Plan. At a meeting held in

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February 2015, our Compensation Committee approved (or, in the case of our Chief Executive Officer, recommended to the Board of Directors for approval) the payouts under our 2014 Variable Cash Compensation Plan, including approval of the following award calculations:

						Weighted
	Goal	Actual	Attainment	Payout	Weighting	Payout
	(amounts are approximate due to rounding)
Revenue	$3.2391 billion	$3.1429 billion	97.03%	79.21%	60%	47.52%
Non-GAAP Operating Margin %	22.30%	22.43%	100.58%	104.67%	40%	41.87%
Total Weighted Payout %						89.39%

The table below summarizes the payments approved by our Compensation Committee (or, in the case of our Chief Executive Officer, approved by our Board of Directors) under our Variable Cash Compensation Plan compared to each executive’s target award for 2014. Each Named Executive Officer listed below received 89.39% of his target award for 2014. We paid each of these Named Executive Officers his variable cash compensation award in the first quarter of 2015.

	Target Variable Cash Compensation Award ($)	Actual Variable Cash Compensation Award Paid ($)	Difference between Actual and Target Awards ($)
President and Chief Executive Officer	1,080,000	965,412	(114,588)
Executive Vice President, Chief Operating Officer and Chief Financial Officer	675,000	603,383	(71,617)
Chief of Staff, Office of the CEO	370,588	331,269	(39,319)
Senior Vice President, Sales and Services	520,000	464,828	(55,172)
Senior Vice President and General Manager, Enterprise and Service Provider Division	391,000	349,515	(41,485)

Equity-Based Long-Term Incentives

The purpose of our equity-based long-term incentives is to attract, retain and engage high performing leaders, further align employee and shareholder interests, and continue to closely link executive compensation with company performance, including against the market. Our equity-based long-term incentive program is an essential component of the total compensation package offered to our executives, reflecting the importance that we place on motivating and rewarding superior results with long-term and performance-based incentives.

Approach to Equity-Based Awards

Since 2012, our annual equity grant program consists entirely of restricted stock units. Further, consistent with a growing percentage of our peer group, we shifted our portfolio of equity awards granted to executive officers to a mix of just two equity elements, half of which are tied to long-term total shareholder return. Specifically, beginning in 2012, our equity-based long-term incentive program is targeted to consist of 50% market performance-based restricted stock units tied to achievement of total shareholder return metrics against a selected comparator index and 50% service-based restricted stock units. Our executives’ compensation portfolio, including equity awards, consists of a higher percentage of awards tied to objective financial measures than is the case in the compensation portfolios of most of our peer group companies.

The exclusive use of restricted stock units furthers our goals of reducing dilution, burn rate and overhang by reducing the number of shares of our common stock subject to equity-based awards while continuing to provide incentive for our high performers to remain with us and continue to perform at a high level. Also, the inclusion of market performance-based restricted stock units based on the achievement of total return to our shareholders over a three-year period compared to the return of the chosen comparator index places a strong emphasis on stock price performance, which underscores our focus on growth. We believe that this equity mix aligns our executives’ interests with those of our shareholders since our executives must return value to our shareholders over the long-term before half of their awards are earned.

Equity-Based Award Grant Levels

When establishing equity grant levels for our executive officers, the Compensation Committee considers the existing value of vested and unvested stock option and restricted stock unit ownership among the executive officers relative to each other and to our employees as a

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whole, previous grants of equity-based awards to our executive officers, our overhang of equity-based awards and targeted burn rates for equity-based awards and the vesting schedules of previously granted equity-based awards, as well as the various other factors described above. While our Compensation Committee is aware of the accounting costs of equity-based awards, that in itself is only one of several factors in determining individual equity-based awards. Further, annual equity awards for the Chief Executive Officer and each Named Executive Officer reflect the market competitive value for his or her respective role, the relative level of impact the executive has on company performance, and the current and prospective performance of the executive in his or her role. Consistent with our past methodology, award levels for 2014 were set using an estimated value of Citrix stock based upon an average of the last 30 trading days in 2013.

Restricted Stock Unit Awards

Pursuant to the 2014 Plan, we may grant executive officers various types of awards, including market performance-based restricted stock units and service-based restricted stock units. Once vested, each restricted stock unit represents the right to receive one share of our common stock.

Market Performance-Based Awards

Our market performance-based awards in the portfolio of annual grants have the following design elements:

•	awards are tied to long-term performance against a comparator index;

•	a payout curve that is based upon the percentage point difference of our return and the comparator index return;

•	3-year performance cycles with no interim payouts; and

•	full vesting of achieved awards at the end of the 3-year performance period.

These design elements were adopted because we believe that measuring performance over a multiple year period based on a total return to our shareholders, or TSR, closely aligns our executives’ objectives with those of our shareholders in the long term, while furthering our retention objectives. In effect, as further discussed below, a significant portion of realizable equity compensation paid to our Chief Executive Officer and other executives is determined based on our TSR compared to the Nasdaq Composite Total Return Index over the long-term.

When determining the comparator index against which the market performance-based awards would be measured when we established the program in 2012, we chose to measure ourselves against the index with the strongest statistical correlation to our stock performance, since a higher correlation means better alignment of program payout with company performance. Further, a higher correlation minimizes the likelihood of a payout at the extreme ends of the payout curve. Using Radford’s PeerPicker technology, we analyzed over 6,000 publicly-traded company stocks and indices to return the most highly-correlated to our stock over the prior three years. The results of this analysis showed that the Nasdaq Composite Total Return Index, or the XCMP, had the highest correlation.

Therefore, for the market performance-based awards, attainment levels are based on our total return to shareholders over a three-year performance period compared to the return of the XCMP. In the case of the market performance-based awards granted in 2014, the performance period is the three-year period ending on December 31, 2016.

The payout curve for our market performance-based awards is based upon the percentage point difference of our return and the XCMP total shareholder return. The following chart depicts the payout curve used for the market performance-based restricted stock units.

Percentage Point	Percentage of
Differential	Target Award Vested
40% or higher	200%
0%	100%
-20%	50%
<-20%	0

We took extra precautions to limit payouts in the event our return is negative and limited awards in that case. Accordingly, in the event that our return is negative, but we achieve a percentage point differential at or above zero, only 75% of the target award will be payable. If our return is positive and meets or exceeds the XCMP, the number of stock units vested will be based on interpolation, with the maximum number of stock units vested pursuant to the award capped at 200% of the target number of stock units set forth in the award agreement if our return exceeds the indexed return by 40% or more. If our return over the performance period is positive but underperforms the XCMP, a number of stock units vested will be below the target award, based on interpolation. No stock units, however, will be vested if our return underperforms the XCMP by more than 20% over the performance period. The extent to which an executive will vest in the award, if at all, if he or she is not employed by us at the end of the performance period is dependent upon the timing and character of the termination

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as provided in the award agreement. Vesting occurs only at the end of the performance period.

The performance period for the market performance-based restricted stock units granted in 2012, the first year we granted awards having these performance metrics, ended on December 31, 2014. During the three-year performance period for these awards, the XCMP significantly outperformed our stock. Based on this comparative performance, no shares vested under these awards. As a result, our Chief Executive Officer’s realizable equity compensation was only 42% of the overall value of his 2012 stock awards, and only 52% of the 2012 total compensation, originally reported in the Summary Compensation Table in our 2013 Proxy Statement (which reported the grant date fair value of these awards). Our Executive Vice President, Chief Operating Officer and Chief Financial Officer, our Chief of Staff, Office of the CEO and our Senior Vice President, Sales and Services were similarly impacted. We did not grant discretionary bonuses or awards or make any compensation adjustments to compensate for the forfeited awards.

(1)	Values are calculated using the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made and are as reported in the Summary Compensation Table in our 2013 Proxy Statement. The values include service-based and market performance-based restricted stock unit awards. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 21, 2013. In the case of market performance-based restricted stock units, the fair value reported in the Summary Compensation Table in our 2013 Proxy Statement was the probable outcome, which was 100% target achievement. No shares vested under these market performance-based awards; and as a result, no value is realizable for these awards.

Service-Based Restricted Stock Awards

Consistent with our past practice, in March 2014, we also entered into restricted stock unit agreements with our executive officers for service-based restricted stock unit awards that were not subject to performance criteria and that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. Our Chief Executive Officer’s service-based award granted in March was made in anticipation of Mr. Templeton’s planned retirement and was intended to both retain Mr. Templeton and recognize his vital role in the anticipated transition of the company’s leadership to our next Chief Executive Officer during the upcoming year. Accordingly, our Chief Executive Officer’s March 2014 award fully vested on the anniversary of the grant date. In August 2014, following Mr. Templeton’s expression of his desire to stay on as Chief Executive Officer and the completion of our Board’s search process, Mr. Templeton was granted service-based restricted stock units consistent with our typical annual equity award process and with our standard three-year vesting schedule in recognition of his multi-year commitment to serve as our Chief Executive Officer. Among other factors, our Compensation Committee considered the combined value of the service-based awards granted to our Chief Executive Officer in March 2014 and those being granted in August, as compared to peer benchmarking data, when reevaluating our Chief Executive Officer’s total compensation for 2014 following our Board’s confirmation that our Chief Executive Officer would remain in his current role. For further details regarding our Chief Executive Officer’s compensation, see Individual Executive Compensation Decisions beginning on page 41.

In addition, in March, 2014, certain of our executives were each awarded 2,000 service-based restricted stock units that fully vest on the anniversary of the grant date in recognition of the additional responsibilities assumed by those executives during our Chief Executive Officer’s leave of absence and to retain such executives during the anticipated transition of the company’s leadership to our next Chief Executive Officer. For further details regarding these additional awards, see Individual Executive Compensation Decisions beginning on page 41.

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The following table summarizes our 2014 equity-based awards to our Named Executive Officers:

	Market Performance- Based Restricted Stock Unit Awards (#)(1)	Service-Based Restricted Stock Unit Awards (#)
President and Chief Executive Officer	31,817	56,817	(2)
Executive Vice President, Chief Operating Officer and Chief Financial Officer	42,144	44,144	(3)
Chief of Staff, Office of the CEO	20,861	22,861	(3)
Senior Vice President, Sales and Services	23,179	25,179	(3)
Senior Vice President and General Manager, Enterprise and Service Provider Division	20,861	22,861	(3)

(1)	Reflects the target number of restricted stock units that our executive officers may earn under the terms of their 2014 market performance-based restricted stock unit agreements.
(2)	Includes 25,000 service-based restricted stock units that vest on the grant date anniversary and that took into consideration Mr. Templeton’s intent at the time to retire within the year.
(3)	Includes 2,000 service-based restricted stock units that vest on the grant date anniversary and were granted in recognition of additional responsibilities assumed during Mr. Templeton’s leave of absence and to retain such executives during the anticipated transition of the company’s leadership to our next Chief Executive Officer. Mr. Friedman was granted this restricted stock unit award while serving as General Counsel and Senior Vice President, Human Resources.

Benefits

Our executive officers participate in our broad-based employee benefit plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid by executive officers under these plans. We offer a stock purchase plan, under which our employees may purchase shares of our common stock at a 15% discount from the fair market value of our common stock on the last business day of the purchase period (determined by reference to the closing price of our common stock on such date), and a 401(k) plan, which allows our employees to invest in a wide array of funds on a pre-tax basis and which provides a matching contribution from our company. We also maintain insurance and other benefit plans for our employees. Our executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees, which reflects industry standards and their relative base salary levels. Our executive officers also receive reimbursement for annual health physicals. During 2014, we did not offer any non-qualified deferred compensation plans or supplemental retirement plans to our executives. For more information, please refer to the Summary Compensation Table and the Nonqualified Deferred Compensation Table below. We have always limited the perquisites that are made available to our executives.

INDIVIDUAL EXECUTIVE COMPENSATION DECISIONS

Next, we discuss how we apply the policies and practices described above and the resulting compensation paid or awarded to each of the Named Executive Officers for the year ended December 31, 2014 as set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

CHIEF EXECUTIVE OFFICER COMPENSATION

As President and Chief Executive Officer, Mark Templeton is responsible for overseeing all of our corporate functions, business units, go-to-market activities and the attainment of our strategic, operational and financial goals. Working in concert with management and our Board of Directors, Mr. Templeton formulates current and long-term strategic plans and objectives and is chief spokesperson to our employees, customers, partners and shareholders.

Mr. Templeton has been the driving force behind our multiple business transformations. Mr. Templeton joined Citrix prior to our initial public offering; and during his tenure, Citrix has evolved from a one-product, $15 million organization, to a global market leader with revenues of $3.14 billion in 2014. Mr. Templeton has shaped our culture, market direction, product strategy and has driven a passion for customers throughout Citrix. Today, Mr. Templeton is transforming our business around our vision of the software–defined workplace–a differentiated strategy to drive growth, profitability and unique value to our customers and partners.

Based on a recommendation of the Compensation Committee, our Board of Directors determines compensation for our President and Chief Executive Officer using the same factors it uses for other executives, placing relatively less emphasis on base salary and, instead, driving greater performance-based alignment through

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equity-based long-term and variable cash compensation. In assessing the compensation paid to Mr. Templeton, the Compensation Committee relies on both information from selected benchmarks and its judgment with respect to the factors described above.

Further, as discussed above, Mr. Templeton announced his intent to retire at the beginning of 2014. This announcement coincided with our annual compensation planning process for 2014. As a result, the Compensation Committee considered Mr. Templeton’s anticipated retirement, and the timing of the succession process and transition, in addition to the other factors discussed above, when reviewing Mr. Templeton’s total compensation package.

In March 2014, therefore, our Compensation Committee and Board determined that Mr. Templeton’s annual base salary would remain at $900,000, and Mr. Templeton’s target variable cash compensation award as a percentage of base salary would remain at 120% resulting in no increase in Mr. Templeton’s total target cash compensation for 2014.

In March 2014, when equity awards were granted to our executives, the Compensation Committee determined that, in light of Mr. Templeton’s anticipated retirement within the year, it was not appropriate to grant to Mr. Templeton our standard mix of service-based awards and market performance-based awards that vest over three years. Instead, on March 28, 2014, Mr. Templeton was granted 25,000 service-based restricted stock units that fully vest on the anniversary of the grant date. The vesting of this award was structured to coincide with Mr. Templeton’s retirement and was approximately one third the median value of annual equity compensation for Chief Executive Officers in our peer group. This equity award was intended to both retain Mr. Templeton and recognize his vital role in the transition of the company’s leadership to our next Chief Executive Officer during the upcoming year. Mr. Templeton was granted no market performance-based restricted stock units in March 2014.

Following Mr. Templeton’s expression of his desire to stay on as Chief Executive Officer and the completion of our Board’s search process, as discussed above, in July 2014 the Compensation Committee reevaluated Mr. Templeton’s total compensation for 2014.

The Compensation Committee recommended no changes to Mr. Templeton’s base salary of $900,000 or his target cash compensation of 120% of his base salary. As a result, in 2014, Mr. Templeton received base salary compensation of $900,000 and variable cash compensation of $965,412 in accordance with our 2014 Variable Cash Compensation Plan.

In recognition of Mr. Templeton continuing as our Chief Executive Officer and in line with our targeted annual equity compensation mix of 50% market performance-based and 50% service-based, the Compensation Committee recommended, and on August 1, 2014 Mr. Templeton was granted, an award of 31,817 service-based restricted stock units, which vest in three equal annual installments, and 31,817 market performance-based restricted stock units pursuant to which Mr. Templeton is eligible to earn restricted stock units based on the total return to our shareholders over a three-year performance period compared to the return on the XCMP as described above. Among other factors, our Compensation Committee considered the combined value of the service-based awards granted to Mr. Templeton in March 2014 and those being granted in August, as compared to peer benchmarking data, when reevaluating our Chief Executive Officer’s total compensation for 2014, following our Board’s confirmation that our Chief Executive Officer would remain in his current role. The value of Mr. Templeton’s target equity compensation for 2014, including the awards granted in March and August, was below the median value of annual equity compensation for Chief Executive Officers in our peer group.

Our Board of Directors approved Mr. Templeton’s equity awards upon the recommendation of the Compensation Committee.

OTHER NAMED EXECUTIVE OFFICERS CASH COMPENSATION – BASE SALARY AND VARIABLE CASH COMPENSATION

Executive Vice President, Chief Operating Officer and Chief Financial Officer

As Executive Vice President, Chief Financial Officer and Chief Operating Officer, David Henshall is responsible for overseeing our relations with our investors, budgeting and planning, financial accounting, operations, tax, treasury, information technology and security, and supply chain management. Mr. Henshall is also responsible for developing our overall financial and cash management strategies. As discussed above, effective February 1, 2014, in connection with Mr. Henshall’s promotion to Chief Operating Officer, his annual base salary was increased from $570,000 to $675,000. As a result, in 2014, Mr. Henshall received base salary compensation of $666,250.

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For 2014, Mr. Henshall’s target variable cash compensation award as a percentage of base salary was set at 100% of his base salary.

For 2014, Mr. Henshall was awarded variable cash compensation of $603,383 in accordance with our 2014 Variable Cash Compensation Plan.

Chief of Staff, Office of the CEO

David Friedman was appointed as our Chief of Staff, Office of the CEO, effective April 2015. Prior to this appointment, Mr. Friedman served as our General Counsel and Senior Vice President, Human Resources. As General Counsel and Senior Vice President, Human Resources, David Friedman was our principal legal and human resources executive. In his General Counsel role, Mr. Friedman was involved in the oversight of acquisitions, commercial transactions, corporate governance initiatives, regulatory, litigation and other legal matters. As our principal human resources executive, Mr. Friedman was responsible for our programs to hire, develop and retain our high-performing talent. As discussed above, effective April 1, 2014, Mr. Friedman’s annual base salary was increased from $510,000 to $529,412. As a result, in 2014, Mr. Friedman received base salary compensation of $524,559.

For 2014, Mr. Friedman’s target variable cash compensation award as a percentage of base salary was set at 70% of his base salary.

For 2014, Mr. Friedman was awarded variable cash compensation of $331,269 in accordance with our 2014 Variable Cash Compensation Plan.

Senior Vice President, Sales and Services

As Senior Vice President of our Sales and Services Division, Alvaro Monserrat was responsible for our worldwide sales and services efforts and our channel and distribution strategy.

As discussed above, effective April 1, 2014, Mr. Monserrat’s annual base salary was increased from $500,000 to $520,000. As a result, in 2014, Mr. Monserrat received base salary compensation of $515,000.

For 2014, Mr. Monserrat’s target variable cash compensation award as a percentage of base salary remained at 100% of his base salary.

For 2014, Mr. Monserrat was awarded variable cash compensation of $464,828 in accordance with our 2014 Variable Cash Compensation Plan.

In January 2015, we announced that Mr. Monserrat, was leaving Citrix. Mr. Monserrat provided transitional advisory services to Citrix through April 1, 2015 as our Senior Vice President, Sales and Strategy. We consider and balance various factors when determining the terms of an executive’s separation, including separation compensation that would facilitate an orderly and effective transition and maintain alignment of an executive’s interests with those of Citrix for an appropriate period of time. Accordingly, in addition to receiving his current compensation and benefits during the transition period, and pursuant to a mutual separation and release agreement, Citrix agreed to pay Mr. Monserrat a separation compensation payment equal to his current base salary for the period from his last day of employment through January 15, 2016 and his current annual target variable cash compensation amount for 2015. Mr. Monserrat’s outstanding equity awards vested through his last day of employment, and all unvested equity awards were forfeited.

Senior Vice President and General Manager, Enterprise and Service Provider Division

As Senior Vice President and General Manager of our Enterprise and Service Provider Division, Sudhakar Ramakrishna was responsible for overseeing the strategy and execution of our Windows application, mobile applications management, networking and cloud solutions.

As discussed above, effective April 1, 2015, Mr. Ramakrishna’s annual base salary was increased from $435,000 to $460,000. As a result, in 2014, Mr. Ramakrishna received base salary compensation of $453,750.

For 2014, Mr. Ramakrishna’s target variable cash compensation award as a percentage of base salary was set at 85% of his base salary.

For 2014, Mr. Ramakrishna was awarded variable cash compensation of $349,515 in accordance with our 2014 Variable Cash Compensation Plan.

In February 2015, we announced that Mr. Ramakrishna was leaving Citrix. Mr. Ramakrishna agreed to provide transitional advisory services to Citrix through May 31, 2015 as our Senior Vice President, Products. We consider and balance various factors when determining the terms of an executive’s separation, including separation compensation that would facilitate an orderly and effective transition and maintain alignment of an executive’s interests with those of Citrix for an appropriate period of time. Accordingly, in addition to receiving his current

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	43

compensation and benefits during the transition period, and pursuant to a mutual separation and release agreement, Citrix agreed to pay Mr. Ramakrishna separation compensation payments equal to his current base salary for the period from his last day of employment through May 31, 2016 and his current annual target variable cash compensation amount. Mr. Ramakrishna’s outstanding equity awards will vest through his last day of employment, and all unvested equity awards will be forfeited.

OTHER NAMED EXECUTIVE OFFICERS EQUITY – BASED LONG-TERM INCENTIVE COMPENSATION

On March 28, 2014, each of the Named Executive Officers, other than our Chief Executive Officer, was awarded a market performance-based restricted stock unit award pursuant to which each executive is eligible to earn restricted stock units based on the total return to our shareholders over a three-year performance period compared to the return on the XCMP described above. Attainment levels will be determined within 60 days of the end of the performance period (December 31, 2016 for the grants made in 2014). In March 2014, the following executives were awarded grants of market performance-based restricted stock units at the following target award levels:

•	Mr. Henshall – 42,144;

•	Mr. Friedman – 20,861;

•	Mr. Monserrat – 23,179; and

•	Mr. Ramakrishna – 20,861.

Messrs. Henshall, Friedman, Monserrat and Ramakrishna were also awarded service-based restricted stock units as part of our annual compensation process, which vest in three equal annual installments as follows:

•	Mr. Henshall – 42,144;

•	Mr. Friedman – 20,861;

•	Mr. Monserrat – 23,179; and

•	Mr. Ramakrishna – 20,861.

The Compensation Committee approved each award. The number of restricted stock units potentially awardable under each executive’s respective restricted stock unit award was determined in accordance with the factors discussed above.

In addition, on March 3, 2014, certain of our executives were awarded service-based restricted stock unit awards that fully vest on the anniversary of the grant date in recognition of the additional responsibilities assumed by those executives during Mr. Templeton’s leave of absence and to retain such executives during the anticipated transition of the company’s leadership to our next Chief Executive Officer as follows:

•	Mr. Henshall – 2,000;

•	Mr. Friedman – 2,000;

•	Mr. Monserrat – 2,000; and

•	Mr. Ramakrishna – 2,000.

The Compensation Committee approved each award. The Compensation Committee determined the number of restricted stock units considering factors such as the additional responsibilities that each executive assumed in connection with Mr. Templeton’s leave of absence and the success in maintaining our operations and strategy during Mr. Templeton’s leave of absence.

Other Compensation Policies and Information

EQUITY AWARD GRANT POLICY

In 2007, the Compensation Committee adopted the Citrix Equity Award Grant Policy, or the Awards Policy. The Awards Policy enhances our controls with respect to grants of equity awards by establishing procedures for approving and pre-determining the dates on which awards will be made. Pursuant to the Awards Policy, unless a different date is set by our Board of Directors or the Compensation Committee, annual grants of full value awards are made on the last business day in March on or prior to March 30th.

The Awards Policy also establishes fixed grant dates for new hire and performance grants. An employee’s eligibility to receive an award as of a particular, fixed grant date is subject to the time of the month in which the employee’s employment begins or promotion is effective or, if later, the date on which all documentation necessary for the approval of the grant is obtained. A copy of our Awards Policy is available on the Corporate Governance section of our website at http://www.citrix.com/about/governance.html under Governance Documents.

44	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

EXECUTIVE STOCK OWNERSHIP GUIDELINES

To align the interests of our executive officers with the interests of our shareholders, our Board has established stock ownership guidelines for our executive officers. Under our current guidelines, our Chief Executive Officer is expected to own at least 100,000 shares of our common stock, our Chief Financial Officer is expected to own at least 25,000 shares and each other executive officer is expected to own at least 20,000 shares of our common stock. Each of our executive officers is expected to hold such shares for so long as he or she is one of our executive officers. Unless an exception is approved by our Compensation Committee, executive officers are expected to meet these guidelines within four years of the date of his or her appointment as an executive officer. Failure to satisfy the stock holding guidelines when required to do so will result in suspension of an executive officer’s ability to sell shares of our common stock until the requisite ownership levels are reached. Our executive officers may accumulate shares of our common stock through stock option exercises, settlement of restricted stock units or other awards and open market purchases made in compliance with applicable securities laws, our policies or any other equity plans we may adopt from time to time. Shares of our common stock beneficially owned (unless the executive officer disclaims beneficial ownership of the shares) and vested restricted stock (including vested but deferred restricted stock units) count towards the satisfaction of the ownership guidelines.

POLICY CONCERNING HEDGING AND PLEDGING TRANSACTIONS

Certain transactions in Citrix securities (such as buying or selling puts, calls or other derivative securities of Citrix securities, or any derivative securities that provide the economic equivalent of ownership of any Citrix securities or an opportunity, direct or indirect, to profit from any change in the value of Citrix securities, or engaging in any other hedging transactions with respect to Citrix securities) create a heightened compliance risk or could create the appearance of misalignment between management and shareholders. As a result, our insider trading policy prohibits our executive officers and directors from engaging in hedging transactions, such as in short sales and or derivative transactions, purchasing Citrix securities on margin, holding Citrix securities in an account that is, or is linked to, a margin account, and pledging Citrix securities as collateral for a loan.

POLICY REGARDING 10B5-1 TRADING PLANS

Under our policies, our directors and executive officers may not trade in Citrix stock unless pursuant to a trading plan that meets the requirements of the Securities and Exchange Commission’s Rule 10b5-1 and our additional policy requirements, unless an exception is approved by the Chair of our Nominating and Corporate Governance Committee. These additional policy requirements currently include:

•	a prohibition on any trades earlier than 90 days after the trading plan is approved by Citrix;

•	a prohibition on any adoption, cancellation, suspension, expansion or other modification to a trading plan during our quarterly earnings blackout periods; and

•	a minimum one-year term unless the trading plan is exhausted earlier through sales of shares.

On a quarterly basis, we disclose Rule 10b5-1 trading plan adoptions and modifications by our directors and executive officers in our Annual Report on Form 10-K or quarterly reports on Form 10-Q.

POLICY REGARDING CHANGE IN CONTROL ARRANGEMENTS

It is our policy that we will not enter into any new agreements, or materially amend any existing agreements, with our executive officers that provide the executive officer with severance payments following a change in control, except in the case of a double-trigger termination event (that is, upon the termination of the executive’s employment without cause or for good reason following a change in control).

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	45

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2014, 2013 and 2012 earned by or paid to our President and Chief Executive Officer, our Executive Vice President, Chief Operating Officer and Chief Financial Officer, and our three other most highly-compensated executive officers, referred to as our Named Executive Officers, as determined in accordance with applicable SEC rules.

SUMMARY COMPENSATION TABLE

FOR THE 2014, 2013 AND 2012 FISCAL YEARS

Name and Principal Position	Year	Salary ($)*	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Mark B. Templeton	2014	900,000	—	5,993,263	—	965,412	24,939	(2)	7,883,614
President and Chief	2013	897,500	—	9,951,874	—	634,608	24,051		11,508,033
Executive Officer	2012	885,000	—	8,875,375	—	942,644	40,948		10,743,967
David J. Henshall	2014	666,250	—	4,941,335	—	603,383	15,778	(3)	6,226,746
Executive Vice President,	2013	565,000	500,000(4)	4,494,316	—	318,185	15,520		5,893,021
Chief Operating Officer and	2012	537,500	—	4,079,136	—	481,223	15,316		5,113,175
Chief Financial Officer
David R. Friedman(5)	2014	524,559	—	2,506,347	—	331,269	16,893	(6)	3,379,068
Chief of Staff, Office of the CEO	2013	495,000	150,000(7)	2,696,687	—	209,774	16,617		3,568,078
	2012	445,000		2,549,460	—	290,115	16,260		3,300,835
Alvaro J. Monserrat	2014	515,000	—	2,771,549	—	464,828	14,763	(8)	3,766,140
Senior Vice President, Sales	2013	488,750	—	3,467,054	—	293,800	14,657		4,264,261
and Services	2012	448,750	—	3,399,280	—	419,055	14,401		4,281,486
Sudhakar Ramakrishna(9)	2014	453,750	—	2,506,347	—	349,515	17,313	(10)	3,326,925
Senior Vice President and	2013	344,375	—	4,538,226	—	172,026	14,692		5,069,319
General Manager, Enterprise and Service Provider Division

*	Each year, our salary levels are determined during our first fiscal quarter and become effective April 1, except in 2014 when our Executive Vice President, Chief Operating Officer and Chief Financial Officer’s salary was determined and became effective on February 1, 2014 upon his promotion to Chief Operating Officer. The amounts represented in this table reflect salary actually paid during the fiscal year.
(1)	These amounts represent the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 19, 2015. These amounts do not represent the actual amounts paid to or realized by the executive for these awards during fiscal years 2014, 2013 or 2012. The value as of the grant date for restricted stock awards is recognized over the number of days of service required for the grant to become vested. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement. The fair value of awards at the maximum level of achievement for performance-based restricted stock units for 2014 is as follows: Mr. Templeton, $4,824,094; Mr. Henshall, $4,844,032; Mr. Friedman, $2,375,650; Mr. Monserrat, $2,664,194; and Mr. Ramakrishna, $2,397,764.
(2)	Includes 401(k) matches made by our company ($7,800), premiums for split-dollar life insurance and disability policies ($12,139), and the value of a company-covered physical examination available to each executive ($5,000).
(3)	Includes 401(k) matches made by our company ($7,800), premiums for split-dollar life insurance and disability policies ($2,978), and the value of a company-covered physical examination available to each executive ($5,000).
(4)	Reflects $500,000 cash bonus award to Mr. Henshall for his service as Acting Chief Executive Officer.
(5)	Mr. Friedman was appointed as Chief of Staff, Office of the CEO, effective April 2015. Prior to this appointment, Mr. Friedman served as General Counsel and Senior Vice President, Human Resources.
(6)	Includes 401(k) matches made by our company ($7,800), premiums for split-dollar life insurance and disability policies ($4,093), and the value of a company-covered physical examination available to each executive ($5,000).
(7)	Reflects $150,000 cash bonus award to Mr. Friedman for the additional responsibilities he assumed during Mr. Templeton’s leave of absence.
(8)	Includes 401(k) matches made by our company ($7,605), premiums for split-dollar life insurance and disability policies ($2,158), and the value of a company-covered physical examination available to each executive ($5,000).

46	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

(9)	Mr. Ramakrishna began his employment with Citrix in 2013 and therefore was not a named executive officer for the fiscal year ended December 31, 2012.
(10)	Includes 401(k) matches made by our company ($7,800), premiums for split-dollar life insurance and disability policies ($4,513), and the value of a company-covered physical examination available to each executive ($5,000).

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2014 to the Named Executive Officers. Grants of equity incentive plan awards to each Named Executive Officer were made pursuant to the 2014 Plan, and grants of non-equity incentive plan awards to each Named Executive Officer were made pursuant to our Variable Cash Compensation Plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards listed below will ever be realized.

GRANTS OF PLAN-BASED AWARDS TABLE

FOR THE 2014 FISCAL YEAR

									All
									Other
									Stock		All Other
									Awards:		Option		Grant
									Number		Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			of		Number of	or Base	Value of
		Comp.	Under Non-Equity			Under Equity Incentive			Shares		Securities	Price of	Stock and
		Comm.	Incentive Plan Awards			Plan Awards			of Stock		Underlying	Option	Option
Name	Grant Date	Action Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)	or Units (#)		Options (#)	Awards ($/Sh)	Awards ($) (3)
Mark B. Templeton	8/01/14	7/22/14				15,908	31,817	63,634					2,412,047
	8/01/14	7/22/14							31,817				2,144,466
	3/28/14	3/16/14							25,000	(4)			1,436,750
			324,000	1,080,000	2,160,000
David J. Henshall	3/28/14	2/12/14				21,072	42,144	84,288					2,399,679
	3/28/14	2/12/14							42,144				2,422,016
	3/03/14	2/12/14							2,000	(5)			119,640
David R. Friedman			202,500	675,000	1,350,000
	3/28/14	2/12/14				10,430	20,861	41,722					1,187,825
	3/28/14	2/12/14							20,861				1,198,882
	3/03/14	2/12/14							2,000	(5)			119,640
			111,176	370,588	741,176
Alvaro J. Monserrat	3/28/14	2/12/14				11,589	23,179	46,358					1,319,812
	3/28/14	2/12/14							23,179				1,332,097
	3/03/14	2/12/14							2,000	(5)			119,640
Sudhakar Ramakrishna			156,000	520,000	1,040,000
	3/28/14	2/12/14				10,430	20,861	41,722					1,187,825
	3/28/14	2/12/14							20,861				1,198,882
	3/03/14	2/12/14							2,000	(5)			119,640
			117,300	391,000	782,000

(1)	On February 12, 2015, the Compensation Committee determined that the reported revenue target was 97.03% attained and the non-GAAP corporate operating margin target was 100.58% attained, resulting in a payout of 89.39% and in the following variable cash compensation awards: Mr. Templeton received $965,412; Mr. Henshall received $603,383; Mr. Friedman received $331,269; Mr. Monserrat received $464,828 and Mr. Ramakrishna received $349,515. See the column labelled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table included in this Proxy Statement.
(2)	The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the minimum, target and maximum number of restricted stock units that may vest pursuant to 2014 market performance-based restricted stock unit agreements. The attainment level under the awards will be based on the total return to stockholders compared to the return on the XCMP over the three-year performance period ending December 31, 2016.
(3)	The grant date fair value of awards in this column reflects the fair value of such awards, excluding estimated forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Note 7 to the financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 19, 2015. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome after the three-year performance period, which for this purpose is 100% achievement.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	47

(4)	These units are service-based restricted stock units that vest on the grant date anniversary and that took into consideration Mr. Templeton’s intent at the time to retire within the year.
(5)	These units are service-based restricted stock units that vest on the grant date anniversary and were granted in recognition of additional responsibilities assumed during Mr. Templeton’s leave of absence and to retain such executives during the anticipated transition of the company’s leadership to our next Chief Executive Officer.

For further details regarding compensation and awards, see Individual Executive Compensation Decisions beginning on page 41.

48	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2014 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014 TABLE

	Option Awards				Stock Awards
										Equity
								Equity		Incentive
								Incentive		Plan Awards:
								Plan Awards:		Market or
							Market	Number of		Payout Value
							Value of	Unearned		of Unearned
					Number of		Shares or	Shares, Units		Shares, Units
	Number of Securities				Shares or		Units of	or Other		or Other
	Underlying Unexercised		Option		Units of Stock		Stock That	Rights That		Rights That
		Options	Exercise	Option	That Have Not		Have Not	Have Not		Have Not
		(#)	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date(1)	(#)		($)(2)	(#)		($)(2)
Mark B. Templeton	82,500	—	47.03	4/30/2015
	82,500	—	55.02	7/30/2015
	61,250	—	84.34	4/29/2016
	61,250	—	72.04	7/29/2016
					15,834	(3)	1,010,209
					40,934	(4)	2,611,589
					25,000	(5)	1,595,000
					31,817	(6)	2,029,925
								61,401	(7)	3,917,384
								31,817	(8)	2,029,925
David J. Henshall	26,250	—	84.34	4/29/2016
	26,250	—	72.04	7/29/2016
					7,200	(3)	459,360
					18,486	(4)	1,179,407
					2,000	(9)	127,600
					42,144	(10)	2,688,787
								27,729	(7)	1,769,110
								42,144	(8)	2,688,787
David R. Friedman	2,082	—	47.03	4/30/2015
	4,164	—	55.02	7/30/2015
	18,750	—	84.34	4/29/2016
	18,750	—	72.04	7/29/2016
					4,500	(3)	287,100
					11,092	(4)	707,670
					2,000	(9)	127,600
					20,861	(10)	1,330,932
								16,638	(7)	1,061,504
								28,861	(8)	1,330,932
Alvaro J. Monserrat	867	—	55.02	7/30/2015
	23,750	—	84.34	4/29/2016
	23,750	—	72.04	7/29/2016
					6,000	(3)	382,800
					14,260	(4)	909,788
					2,000	(9)	127,600
					23,179	(10)	1,478,820
								21,391	(7)	1,364,746
								23,179	(8)	1,478,820

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	49

	Option Awards				Stock Awards
Equity
								Equity		Incentive
								Incentive		Plan Awards:
								Plan Awards:		Market or
							Market	Number of		Payout Value
							Value of	Unearned		of Unearned
					Number of		Shares or	Shares, Units		Shares, Units
	Number of Securities				Shares or		Units of	or Other		or Other
	Underlying Unexercised		Option		Units of Stock		Stock That	Rights That		Rights That
		Options	Exercise	Option	That Have Not		Have Not	Have Not		Have Not
		(#)	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date(1)	(#)		($)(2)	(#)		($)(2)
Sudhakar Ramakrishna	—	—	—	—
					36,666	(4)	2,339,291
					2,000	(9)	127,600
					20,861	(10)	1,330,932
								6,338	(7)	404,364
								20,861	(8)	1,330,932

(1)	Unless otherwise indicated in the table, options vest at a rate of 1/3 of the shares underlying the stock option one year from the date of grant and at a rate of 1/36 monthly thereafter. Vesting, in all applicable cases, will be rounded up to the nearest whole share with the balance vesting on the last vesting date.
(2)	Based on a per share price of $63.80, which was the closing price per share of our common stock on the last business day of the 2014 fiscal year (December 31, 2014).
(3)	These units vested on March 30, 2015.
(4)	These units vest in three equal annual installments with 33.4% having vested on March 29, 2014, 33.3% having vested on March 29, 2015, and 33.3% vesting on March 29, 2016.
(5)	These units are service-based restricted stock units that vest on the grant date anniversary and that took into consideration Mr. Templeton’s intent at the time to retire within the year.
(6)	These units vest in three equal installments, with 33.4% having vested on August 1, 2015, and 33.3% vesting on each of August 1, 2016 and August 1, 2017.
(7)	Represents the target number of restricted stock units that will vest on December 31, 2015 if the percentage point difference of our shareholder return and the XCMP total stockholder return is 0%.
(8)	Represents the target number of restricted stock units that will vest on December 31, 2016 if the percentage point difference of our shareholder return and the XCMP total stockholder return is 0%.
(9)	These units are service-based restricted stock units that vest on the grant date anniversary and were granted in recognition of additional responsibilities assumed during Mr. Templeton’s leave of absence and to retain such executives during the anticipated transition of the company’s leadership to our next Chief Executive Officer.
(10)	These units vest in three equal annual installments with 33.4% having vested on March 28, 2015, 33.3% having vested on March 28, 2016, and 33.3% vesting on March 28, 2017.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock option exercises and restricted stock unit vesting, during the year ended December 31, 2014 under our equity incentive plans for the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED TABLE

FOR THE 2014 FISCAL YEAR

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
Mark B. Templeton	—	—	51,055	2,934,131
David J. Henshall	45,000	490,499	22,767	1,308,419
David R. Friedman	—	—	14,563	836,936
Alvaro J. Monserrat	—	—	18,852	1,083,424
Sudhakar Ramakrishna	—	—	18,334	1,053,655

(1)	Based on the closing price per share of our common stock on the date upon which the restricted stock units vested.

50	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

Nonqualified Deferred Compensation

The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2014, under our equity incentive plans for the Named Executive Officers. The deferred compensation consists of shares of our common stock that will be issued with respect to vested stock units under a long-term incentive program, or LTIP, that we instituted in 2009. The LTIP’s design and structure were intended to, and ultimately did, reward executives for generating both relative and absolute shareholder returns. The number of vested stock units was determined after the conclusion of a three-year period ending December 31, 2011, subject to employment of the executive by us throughout the three-year period. The number of shares of common stock issuable upon settlement of the LTIP restricted stock units was determined by comparing the performance of our common stock to the performance of the specified market indices over the same three-year period. Although these stock units have vested, the units will not be settled in shares of our common stock until the earliest of (1) six months and one day following termination of the executive’s employment for any reason other than cause, (2) the executive’s death, or (3) the effective date of a change in control of our company.

NONQUALIFIED DEFERRED COMPENSATION TABLE

FOR THE 2014 FISCAL YEAR

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)(1)
Mark B. Templeton	—	—	—	—	7,481,188
David J. Henshall	—	—	—	—	2,528,458
David R. Friedman	—	—	—	—	1,802,605
Alvaro J. Monserrat	—	—	—	—	3,114,014
Sudhakar Ramakrishna	—	—	—	—	—

(1)	Based on a per share price of $63.80, which was the closing price per share of our common stock on the last business day of the 2014 fiscal year (December 31, 2014) and reflects balance of stock units currently outstanding that were issued under the LTIP that vested on December 31, 2011, net of any underlying shares that were withheld to satisfy employment tax withholding obligations that arose upon the vesting of the stock units. The number of stock units on a net basis for each of the Named Executive Officers is as follows: Mr. Templeton, 117,260 stock units; Mr. Henshall, 39,631 stock units; Mr. Friedman, 28,254 stock units; Mr. Monserrat, 48,809 stock units and Mr. Ramakrishna, no stock units. The grant date fair value of the LTIP awards was included in the “Stock Awards” column of the Summary Compensation Table for 2009.

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Potential Payments upon Termination or Change in Control

Our Named Executive Officers are “at will” employees and are not offered contractual severance arrangements. We, however, have entered into change in control agreements with our President and Chief Executive Officer as well as with our other Named Executive Officers, referred to as our Senior Executive Officers.

Specifically, these agreements continue in full force until the earliest of the following events:

•	the date we terminate the employment of the executive for “cause” or the failure by the executive to perform his full-time duties by reason of his death or disability;

•	the resignation or termination of the executive’s employment for any reason prior to a change in control;

•	the termination of the executive’s employment with us after a change in control for any reason other than the occurrence of a terminating event; or

•	the date which is 18 months after a change in control if the executive is still employed by us.

These agreements are intended to provide for continuity of management during a change in control and align the interest of our executives with those of our shareholders so as to maximize the value to shareholders from any such change in control. These agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of our company, including severance payments, benefit continuation and acceleration of vesting on outstanding equity-based awards.

In the event Mr. Templeton is terminated without cause or if Mr. Templeton resigns his position for any reason in the twelve-month period following a change in control, he is entitled to receive a lump sum payment equal to two times the sum of his annual base salary plus his target variable cash compensation for the then-current fiscal year, both determined as of the date his employment is terminated or, if higher, as of immediately prior to the change in control. Additionally, Mr. Templeton will receive certain benefits, including health, dental and life insurance, for two years following the date of termination. In 2009, we adopted a policy against entering into any new single-trigger severance or change of control agreements, or materially amending any existing single-trigger severance or change of control agreements.

In the event that, during the twelve-month period following a change in control, any of our Senior Executives are terminated, other than for cause, or any of our Senior Executives terminates his employment for “good reason,” such Senior Executive is entitled to receive a lump sum payment equal to one and a half times his annual base salary plus his target variable cash compensation for the then-current fiscal year, both determined as of the date such Senior Executive’s employment is terminated or, if higher, as of immediately prior to the change in control. Additionally, our Senior Executives will receive certain benefits, including health, dental and life insurance, for 18 months following the date of termination.

Under the change in control agreements, a change in control would include any of the following events:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 30% or more of our voting securities;

•	the consummation of a consolidation, merger or sale or other disposition of all or substantially all of our assets in which our shareholders would beneficially own less than 50% of our voting securities after such transaction;

•	a majority of our incumbent directors are replaced; and

•	our shareholders approve a plan or proposal for our liquidation or dissolution.

In addition, upon a change in control, all stock options and other equity-based awards, such as restricted stock units, granted to Mr. Templeton will immediately accelerate and become fully exercisable as of the effective date of the change in control. In the event that, during the twelve month period following a change in control, any of our Senior executives are terminated, other than for cause, or any of our Senior Executives terminates his employment for “good reason,” all stock options and other equity-based awards, such as restricted stock units, granted to our Senior Executives will immediately accelerate and become fully exercisable. For each market performance-based award for which the number of units has not yet been determined, the executive will be issued a number of shares of common stock determined by prorating the

52	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

target number of units set forth in the award agreement to reflect the period from the grant date of the award to the change in control.

Each of Mr. Templeton and our Senior Executives is also subject to the terms of a Non-Solicitation, Non-Compete and Confidentiality and Employee Non-Disclosure Agreement with us, and the terms of these agreements survive the termination of the executive’s employment after a change in control for a period of one year.

In the event that any payments made in connection with a change in control or termination would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments to Mr. Templeton and our Senior Executives would be reduced to the maximum amount that can be paid under the Code without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, but only if such reduction provides a higher benefit on an after-tax basis to Mr. Templeton and our Senior Executives.

Under no circumstances would we provide any “gross-up” payments to Mr. Templeton or our Senior Executives in connection with a change in control.

Under the individual change in control agreements with Mr. Templeton and our Senior Executives, each executive officer would be entitled to receive the following estimated payments and benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a change in control or termination, as applicable, were to occur. The table reflects the amount that could be payable to Mr. Templeton and our Senior Executives, assuming that the change in control and, if applicable, termination of the Senior Executive’s employment, occurred at December 31, 2014.

Name	Severance Amount ($)(1)	Value of Benefits ($)	Early Vesting of Stock Options ($)(2)	Early Vesting of Restricted Stock Units ($)(2)	Total($)
Mark B. Templeton	3,960,000	62,514	—	16,830,631	20,853,145
David J. Henshall	2,025,000	30,644	—	10,597,371	12,653,015
David R. Friedman	1,350,000	41,896	—	5,898,438	7,290,334
Alvaro J. Monserrat	1,560,000	38,994	—	7,146,174	8,745,168
Sudhakar Ramakrishna	1,276,500	12,779	—	5,533,119	6,822,398

(1)	The severance amounts represent the maximum amounts payable under Mr. Templeton’s and the Senior Executives’ change in control agreements. These agreements provide that severance payments may be reduced to avoid the application of taxes imposed under the Internal Revenue Code and, therefore, Mr. Templeton or the Senior Executives may receive an amount less than the amount reflected in this table.
(2)	Based on a per share price of $63.80, which was the closing price per share of our common stock on the last business day of the 2014 fiscal year (December 31, 2014). Value of market performance-based awards calculated using target award level. In a change of control, for each market performance-based award for which the performance period has not concluded, the number of shares issued shall be determined by prorating the target number of units set forth in the award agreement to reflect the period from the grant date of the award to the change in control.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	53

Report of the Compensation Committee of the Board of Directors

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Thomas F. Bogan

Nanci E. Caldwell

Gary E. Morin

Compensation Committee Interlocks and Insider Participation

From January through December 2014, Mr. Bogan, Ms. Caldwell and Mr. Morin served as members of the Compensation Committee. No member of our Compensation Committee was an employee or former employee of our company or any of our subsidiaries. During the past year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director on our Board.

Related Party Transactions Policies and Procedures and Transactions with Related Persons

In accordance with its written charter, the Nominating and Corporate Governance Committee reviews, approves and ratifies any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

In considering any related person transaction, the Nominating and Corporate Governance Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Nominating and Corporate

Governance Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Nominating and Corporate Governance Committee reports its determination regarding any related person transaction to our full Board.

No new potential related person transactions were brought to the Nominating and Corporate Governance Committee for consideration in 2014. As previously disclosed, Godfrey R. Sullivan, one of our directors, is the Chairman and Chief Executive Officer of Splunk, Inc. During 2014, we purchased approximately $668,178 in multi-year licenses from Splunk at rates generally charged by Splunk to third-party customers in arm’s length transactions.

54	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 27, 2015:

•	by each person who is known by Citrix to beneficially own more than 5% of our outstanding shares of common stock;

•	by each of our directors and nominees;

•	by each of our executive officers named in the Summary Compensation Table set forth below under Executive and Director Compensation – Summary of Executive Compensation; and

•	by all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	12,183,068	7.56%
Invesco Ltd.(4) 1555 Peachtree Street NE Atlanta, GA 30309	11,910,618	7.39%
Clearbridge Investments, LLC(5) 620 8th Avenue New York, NY 10018	11,233,419	6.97%
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10022	9,554,664	5.93%
Mark B. Templeton(7)	439,568	*
Stephen M. Dow(8)	377,674	*
David J. Henshall(9)	192,355	*
David R. Friedman(10)	98,533	*
Alvaro Monserrat(11)	78,592	*
Thomas F. Bogan(12)	75,431	*
Murray J. Demo(13)	47,039	*
Gary E. Morin(14)	45,250	*
Godfrey R. Sullivan(15)	31,999	*
Sudhakar Ramakrishna(16)	28,164	*
Asiff S. Hirji(17)	10,833	*
Nanci E. Caldwell(18)	10,666	*
Robert D. Daleo(19)	847	*
Robert M. Calderoni	—	*
Francis deSouza	—	*
All executive officers, directors and nominees as a group (20) (21 persons)	1,495,020	*

*	Represents less than 1% of the outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or the SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of February 27, 2015 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 27, 2015.
(2)	Applicable percentage of ownership is based upon 161,216,942 shares of common stock outstanding as of February 27, 2015.
(3)	With respect to information relating to The Vanguard Group, we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on February 11, 2015. The Vanguard Group reported sole voting power with respect to 285,677 shares, sole investment power with respect to 11,918,960 shares and shared investment power with respect to 264,108 shares.
(4)	With respect to information relating to Invesco Ltd., we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on February 12, 2015. Invesco Ltd. reported sole voting power with respect to 11,446,057 shares and sole investment power with respect to 11,910,618 shares.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	55

(5)	With respect to information relating to Clearbridge Investments, LLC, we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on February 17, 2015. Clearbridge Investments, LLC reported sole voting power with respect to 10,866,304 shares and sole investment power with respect to 11,233,419 shares.
(6)	With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on January 30, 2015. BlackRock Inc. reported sole voting power with respect to 7,994,142 shares, shared voting power with respect to 22,570 shares, sole investment power with respect to 9,532,094 shares and shared investment power with respect to 22,570 shares.
(7)	Includes 287,500 shares of common stock issuable pursuant to presently exercisable stock options and 61,301 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(8)	Includes 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015, 319,508 shares of common stock held by the Dow Family Trust (“Dow Trust”), 50,000 shares of common stock held by Dow Investments L.P. (“Dow Investments”) and 7,500 shares of common stock held by Dow Investments I L.P. (“Dow L.P.”). Mr. Dow is a trustee and beneficiary of the Dow Trust, the General Partner of Dow Investments, and a general partner of Dow L.P. Mr. Dow is deemed to have sole dispositive power over the shares with no pecuniary interest.
(9)	Includes 52,500 shares of common stock issuable pursuant to presently exercisable stock options and 32,491 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(10)	Includes 43,746 shares of common stock issuable pursuant to presently exercisable stock options and 19,000 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(11)	Includes 48,367 shares of common stock issuable pursuant to presently exercisable stock options and 22,857 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015
(12)	Includes 2,666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(13)	Includes 10,000 shares of common stock issuable pursuant to presently exercisable stock options and 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(14)	Includes 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(15)	Includes 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(16)	Includes 27,287 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(17)	Includes 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(18)	Includes 10,000 shares of common stock issuable pursuant to presently exercisable stock options and 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(19)	Includes 666 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.
(20)	Includes 472,113 shares of common stock issuable pursuant to presently exercisable stock options and 203,657 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 27, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission, or the SEC, initial reports of ownership and reports of changes in ownership of our common stock.

Based on our review of the copies of such filings for the year ended December 31, 2014, we believe that all Section 16(a) filing requirements were complied with during the year ended December 31, 2014.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Internal Revenue Code, it believes that stockholder interests are best served by not restricting our Board’s or the Compensation

Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes.

56	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information (in thousands, except for option price) as of December 31, 2014, with respect to the securities authorized for issuance to our employees and directors under our equity compensation plans, consisting of the:

•	Amended and Restated 1995 Stock Plan (which we refer to as the 1995 Stock Plan);

•	Amended and Restated 2005 Equity Incentive Plan (which we refer to as the 2005 Stock Plan);

•	2014 Plan;

•	Amended and Restated 2005 Employee Stock Purchase Plan (which we refer to as the 2005 ESPP); and

•	Certain other equity compensation plans that we have assumed in connection with acquisitions.

EQUITY COMPENSATION PLAN INFORMATION TABLE (In thousands, except Column B)

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	8,524,413	$69.92	27,163,066
Equity compensation plans not approved by security holders(2)	324,385	$20.17	0
Total	8,848,798	$68.10	27,163,066

(1)	Includes securities issuable upon exercise of outstanding options, warrants and rights that were granted pursuant to our 1995 Stock Plan and 2005 Stock Plan. No additional awards will be granted under these plans. Also includes securities issuable upon exercise of outstanding options, warrants and rights that have been issued pursuant to the 2014 Plan, which is currently available for future grants.
(2)	Consists of the following plans assumed by us in acquisitions: Zenprise Inc. Second Amended and Restated 2004 Stock Option/Stock Issuance Plan, the NetScaler, Inc. 1997 Stock Plan, VMLogix, Inc.’s 2006 Stock Incentive Plan, Kaviza Inc. Amended and Restated 2008 Stock Incentive Plan (as amended), Kaviza Inc. 2010 Restricted Stock Unit Plan, Cloud.com, Inc. 2008 Stock Incentive Plan (as amended), Cloud.com, Inc. 2011 Restricted Stock Unit Plan, Novel Labs, Inc. Amended and Restated 2007 Stock Incentive Plan, Novel Labs, Inc. 2011 Restricted Stock Unit Plan, Apere, Inc. Amended and Restated 2004 Stock Incentive Plan, Apere, Inc. 2012 Restricted Stock Unit Plan, Podio ApS 2012 Restricted Stock Unit Plan, Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan, Knowlity International Corporation 2012 Restricted Stock Unit Plan, Virtual Computer, Inc. 2012 Restricted Stock Unit Plan, RightSignature, LLC 2014 Restricted Unit Plan and Solid Instance, Inc. 2014 Restricted Stock Unit Plan. Each such plan is immaterial to Citrix and principal features are substantially similar to those in the 2014 Plan.

Equity Compensation Plans

We are currently granting stock-based awards from our 2014 Plan, which is administered by the Compensation Committee of our Board.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	57

Part 5 Audit Committee Matters

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of Citrix and the audits of the consolidated financial statements of Citrix on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2014, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed Citrix’s disclosure controls and procedures and internal control over financial reporting.

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Mr. Calderoni and Mr. Daleo each qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee has reviewed Citrix’s audited consolidated financial statements at December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 and has discussed them with both management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the overall scope and plan for their annual audit for 2014. The Audit Committee met separately with Ernst & Young in its capacity as Citrix’s independent registered public accountants, with and without management present, to discuss the results of Ernst & Young’s procedures, its evaluations of Citrix’s internal control over financial reporting, and the overall quality of its financial reporting, as applicable.

The Audit Committee reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with Ernst & Young its independence from management and Citrix, including the matters in the written disclosures and letter from independent accountants required by PCAOB Rule 3526 and considered the compatibility of non-audit services with the registered public accountants’ independence.

Based on the Audit Committee’s review of the financial statements and the reviews and discussions referred to above, it concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2014.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee,

Robert M. Calderoni

Robert D. Daleo

Stephen M. Dow

58	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

Fees Paid to Ernst & Young

The following table shows the aggregate fees for professional services rendered to us by Ernst & Young during the fiscal years ended December 31, 2014 and December 31, 2013.

	2014	2013
Audit Fees	$5,746,298	$4,689,825
Audit-Related Fees	$298,600	$40,000
Tax Fees	$2,350,313	$2,472,714
All Other Fees	—	—
Total	$8,395,211	$7,202,539

AUDIT FEES

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, and services in connection with international statutory audits, regulatory filings and accounting consultations. Audit Fees for both years also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

AUDIT-RELATED FEES

Audit-Related Fees for 2014 and 2013 consist of fees for services for the annual audits of employee benefit plans. Audit-Related Fees for 2014 and 2013 also include fees for professional services rendered for potential business combinations, internal control reviews and assistance with assessing the impact of proposed standards, rules or interpretations proposed by standard-setting bodies.

TAX FEES

Tax Fees consist of fees for professional services rendered

for assistance with federal, state, local and international tax compliance and consulting. Tax compliance fees were $948,921 for 2014 and $940,011 for 2013. Tax Fees also include fees of $1,401,392 for 2014 and $1,532,703 for 2013 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which we do business.

Audit Partner Rotation

In accordance with SEC rules and Ernst & Young policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to Citrix. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves meetings among the Chair of the Audit Committee, the Chief Financial Officer and the candidate for the role, as well as discussion by the full Audit Committee and with other members of management.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, which we refer to as the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to Citrix have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided to us by Ernst & Young in 2014 and 2013 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2014 and 2013 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see Our Board Committees.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	59

Part 6 Proposals to be Voted on at the Meeting

Proposal 1

Election of Director Nominees

Our Board currently consists of eleven members. At our 2013 annual meeting of shareholders, our shareholders approved an amendment to our Amended and Restated Certificate of Incorporation to declassify the Board and transition to annual elections of directors. The declassification is being phased in, beginning with the 2014 Annual Meeting, and will result in the Board being fully declassified, and all Board members standing for annual elections, beginning with our 2016 annual meeting of shareholders. Directors elected at this meeting will serve a term of one year. As announced in February 2015, Gary E. Morin will not be standing for re-election. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Thomas F. Bogan, Robert M. Calderoni, Nanci E. Caldwell, Robert D. Daleo, Murray J. Demo, Francis deSouza and Asiff S. Hirji and recommended that each be elected to the Board, each to hold office until the annual meeting of shareholders to be held in the year 2016 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees are current directors whose terms expire at this Annual

Meeting. Mark B. Templeton, Stephen M. Dow and Godfrey R. Sullivan are also members of the Board and have terms that expire at the annual meeting of shareholders to be held in 2016.

Mr. Bogan serves as the Chairperson of the Board.

The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This proposal for the election of directors relates solely to the election of seven directors nominated by our Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our shareholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE FOLLOWING NOMINEES:

Nominee’s or Director’s Name	Director Since	Position(s) with Citrix
Nominees for Director:
Thomas F. Bogan	2003	Director and Chairperson
Robert M. Calderoni	2014	Director
Nanci E. Caldwell	2008	Director
Robert D. Daleo	2013	Director
Murray J. Demo	2005	Director
Francis deSouza	2014	Director
Asiff S. Hirji	2006	Director

60	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

Proposal 2

Approval of the Citrix Systems, Inc.

2015 Employee Stock Purchase Plan

On October 29, 2014, our Board approved the 2015 Employee Stock Purchase Plan (which we refer to as the 2015 ESPP), subject to shareholder approval. There are 20,000,000 shares of common stock reserved for issuance under the 2015 ESPP. Our Board adopted the 2015 ESPP in order to replace our 2005 ESPP, which terminated according to its terms in March 2015. The following summary of certain major features of the 2015 ESPP is subject to the specific provisions contained in the full text of the 2015 ESPP set forth as Exhibit A to this Proxy Statement.

Our Board believes it is in our best interest and in the best interest of our shareholders that the 2015 ESPP be approved. Shareholders are requested in this proposal to approve the 2015 ESPP. Eligible employees have been granted options to purchase common stock under the 2015 ESPP beginning on January 16, 2015, with such options conditioned on approval of the 2015 ESPP by our shareholders, and no additional offering of options to purchase stock under the 2005 ESPP will be made. In the event that our shareholders fail to approve the 2015 ESPP, our Board will terminate the 2015 ESPP, all options granted thereunder will be terminated, and no further options to purchase stock under the 2015 ESPP will be granted.

The 2015 ESPP allows all full-time and certain part-time employees to purchase shares of Citrix common stock at a discount to fair market value. Employees purchase shares at the end of a payment period using funds deducted from paychecks during the payment period. The 2015 ESPP is an important component of the benefits package that we offer to our employees. We believe that it is a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success. The 2015 ESPP is substantially the same as the 2005 ESPP.

Summary of Material Features

Administration. The 2015 ESPP is administered under the direction of the Compensation Committee, which has authority to interpret the 2015 ESPP and to make all other determinations necessary or advisable in administering it.

Eligibility. All full-time, and certain part-time, employees of the company and participating subsidiaries are eligible to participate in the 2015 ESPP. To be eligible, part-time employees must have customary employment of more than five months in any calendar year and more than 20 hours per week. Employees who, after exercising their rights to purchase shares under the 2015 ESPP, would own shares representing 5% or more of the voting power of our common stock, are also ineligible to participate. As of January 16, 2015, approximately 9,772 employees were eligible to participate in the 2015 ESPP. Participation in the 2015 ESPP is at the election of each eligible employee and the amounts received by a participant under the 2015 ESPP depend on the fair market value of our common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the 2015 ESPP is approved are not currently determinable.

Shares Available for Issuance. Assuming the 2015 ESPP is approved by our shareholders at the Annual Meeting, there will be 20,000,000 shares available for issuance under the 2015 ESPP.

Participation. To participate in the 2015 ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1%, nor greater than 10%, of his or her “eligible earnings” (i.e., gross cash compensation, including regular base pay, any 13th month payments, overtime pay, commissions, variable cash compensation and incentive or bonus awards) for each full payroll period in the payment period. To ensure that IRS share limitations are not exceeded, no individual participant may be granted an option under the 2015 ESPP to purchase common stock that accrues at a rate which exceeds $25,000 of fair market value of such stock for any calendar year, determined as of the grant date of the option.

Purchases. Eligible employees enroll in a payment period (which can vary in length from three to 24 months as determined by our Compensation Committee in advance) during the open enrollment period prior to the start of that payment period. At the end of each payment period,

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the accumulated deductions are used to purchase shares of our common stock from us up to a maximum of 12,000 shares for any one employee during a payment period.

Shares are purchased at a price equal to 85% of the fair market value of our common stock on the last business day of a payment period, although our Compensation Committee may determine, in advance of a payment period, that the purchase price for such payment period will be 85% of the fair market value of our common stock, on either the first business day of the payment period or the last business day of the payment period, whichever is lower. The closing price of Citrix’s common stock on January 16, 2015, as quoted on Nasdaq under the symbol “CTXS,” was $58.38 per share.

Termination of Employment. If a participating employee voluntarily resigns or is terminated by us prior to the last day of a payment period, the employee’s option to purchase terminates and the amount in the employee’s account is returned to the employee.

Adjustments Upon Change in Capitalization. In the event of a recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or similar event, the number and kind of shares that may be purchased under the 2015 ESPP is adjusted proportionately such that the proportionate interest of participating employees remains the same, to the extent practicable.

Participation Adjustment. If the number of unsold shares that are available for purchase under the 2015 ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees is reduced proportionately. Any funds remaining in a participating employee’s account after such exercise are refunded to the employee, without interest.

Amendment. Our Board may amend the 2015 ESPP at any time and in any respect. However, without the approval of our shareholders, no amendment may (i) materially increase the number of shares that may be issued under the 2015 ESPP; or (ii) change the class of employees eligible to receive options under the 2015 ESPP, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Internal Revenue Code.

Termination. Our Board may terminate the 2015 ESPP at any time and for any reason or for no reason. Without further action of our Board, the 2015 ESPP shall terminate at such time as all shares of common stock that may be made available for purchase under the 2015 ESPP have been issued.

423 Component and Non-423 Component. The 2015 Plan is designed to provide for a 423 Component and a Non-423 Component. The 423 Component is intended to qualify under Section 423 of the Internal Revenue Code. The Non-423 Component is intended to be used for offerings to employees who are foreign nationals or employed outside the U.S. The terms of any offering under the Non-423 Component may differ from the above description in order to comply with the requirements of local law.

U.S. Federal Income Tax Consequences. The 423 Component of the 2015 ESPP, and the rights of participating employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2015 ESPP are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant payment period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i)	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price; or

(ii)	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable payment period.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income, generally measured as the excess of the fair market value of the shares on the date

62	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to us.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2015 ESPP.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CITRIX SYSTEMS, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN.

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Proposal 3

Ratification of Appointment of

Independent Registered Public

Accounting Firm

The Audit Committee has retained the firm of Ernst & Young LLP, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Ernst & Young has served as our independent registered public accounting firm since 1989. The Audit Committee reviewed and discussed the prior performance of Ernst & Young and its selection of Ernst & Young for the fiscal year ending December 31, 2015. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to our shareholders for ratification. Even if the selection of

Ernst & Young is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Citrix and our shareholders.

We expect that a representative of Ernst & Young will attend our Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG AS CITRIX’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2015.

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Proposal 4

Advisory Vote to Approve the

Compensation of Our Named

Executive Officers

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

As discussed under Compensation Discussion and Analysis beginning on page 28, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. We believe that our compensation programs for our named executive officers are instrumental in helping us achieve our strategic and financial performance. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that Citrix’s shareholders approve, on an advisory basis, the compensation of Citrix’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).”

The vote is advisory, and therefore not binding on Citrix, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

We will hold a shareholder advisory vote to approve the compensation of our named executive officers annually until the next vote on the frequency of such shareholder advisory votes, which will occur no later than our 2017 annual meeting of shareholders.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF, ON AN ADVISORY BASIS, THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT	65

Part 7 Additional Information

Other Matters

The Board knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Shareholder Proposals

Proposals of shareholders intended for inclusion in the Proxy Statement to be furnished to all shareholders entitled to vote at our 2016 annual meeting of shareholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended by the SEC, must be received at our principal executive offices not later than December 19, 2015. Under our bylaws, shareholders who wish to make a proposal at the 2016 annual meeting—other than one that will be included in our Proxy Statement—must notify us between November 19, 2015 and December 19, 2015. However, in the event that an annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the proxy statement furnished to shareholders in connection with the preceding year’s annual meeting, then, in order to be timely, a shareholder’s notice must be received by our Secretary not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which we first publicly announce the date of such annual meeting. A shareholder’s notice to our Secretary must set forth the information required by our bylaws with respect to each matter the shareholder proposes to bring before an annual meeting. If a shareholder makes a timely notification, discretionary voting authority with respect to the shareholder’s proposal may be conferred upon the persons selected by management to vote the proxies under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by Citrix, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, FL 33309, Attention: Secretary.

Expenses and Solicitation

The cost of solicitation of proxies will be borne by Citrix and, in addition to soliciting shareholders by mail and via the Internet through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Citrix registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement of expenses.

Delivery of Documents to Shareholders Sharing an Address

If you share an address with any of our other shareholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each shareholder in your household, please contact Investor Relations, Citrix Systems, Inc., 851 West

Cypress Creek Road, Fort Lauderdale, Florida 33309 (telephone: 954-229-5758). We will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your written or oral request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

66	CITRIX SYSTEMS, INC. | 2015 PROXY STATEMENT

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Proxy Statement do not constitute guarantees of future performance. Investors are cautioned that the statements in this Proxy Statement that are not strictly historical statements, including, without limitation, statements regarding Citrix’s restructuring program, including anticipated charges and costs, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of our product lines; decreases in sales from certain of our desktop and application virtualization products; our ability to develop and commercialize new products while enhancing established products; business, legal and competitive risks of new products; disruptions due to changes and transitions in key personnel and succession risks; the recruitment and retention of qualified employees; the introduction of new products by competitors or the entry of new competitors into the markets for our products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in our business; the impact of our restructuring program; failure to execute our sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of our products; our ability to maintain and expand our business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in our product groups, foreign operations and vertical and geographic markets; our ability to make suitable acquisitions on favorable terms in the future; risks associated with acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management’s attention from our ongoing business; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in our pricing and licensing models, promotional programs and product mix, all of which may impact revenue recognition; charges in the event of the impairment of acquired assets, investments or licenses; international market readiness, execution and other risks associated with the markets for our products and services; risks related to servicing our debt, including our convertible notes and our credit facility; the impact of the accounting method for convertible debt securities; generation of sufficient cash domestically to service our debt, fund stock repurchases and fund strategic opportunities; the performance of our liquid securities and strategic investments; stock price volatility; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this Proxy Statement or with respect to the matters described herein.

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EXHIBIT A

CITRIX SYSTEMS, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Citrix Systems, Inc. 2015 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Citrix Systems, Inc. (the “Company”), a Delaware corporation, and each Participating Company (as defined in Section 12) with opportunities to purchase shares of the Company’s common stock, par value $0.001 per share. The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1. Administration. The Plan will be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board. The Committee has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S.); (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) designate separate Offerings under the Plan; (v) designate Subsidiaries as participating in the 423 Component or the Non-423 Component; (vi) delegate its authority to designate Subsidiaries as participating in the Non-423 Component under the Plan to senior officers of the Company; (vii) decide all disputes arising in connection with the Plan; and (viii) otherwise supervise the administration of the Plan. Unless otherwise determined by the Committee, the employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. All interpretations and decisions of the Committee shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Stock Subject to the Plan. The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $0.001 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 20,000,000, subject to adjustment as provided in Section 19. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

3. Payment Period. The payment periods during which contributions will be accumulated under the Plan shall consist of periods ranging from three months to twenty-four months, as determined in advance by the Committee from time to time (each, a “Payment Period” and collectively, the “Payment Periods”). Contributions under the Plan shall be made by way of payroll deductions, unless otherwise required by applicable law.

4. Eligibility. All individuals classified as employees on the payroll records of the Company and each Participating Company are eligible to participate in any one or more of the Payment Periods under the Plan, provided that as of the first business day of the applicable Payment Period they are customarily employed by the Company or a Participating Company for more than 20 hours a week for more than five (5) months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under applicable local law) for purposes of any separate Offering or for employees participating in the Non-423 Component. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Participating Company for purposes of the Company’s or applicable Participating Company’s payroll system are not considered to be eligible employees of the Company or any Participating Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Participating Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Participating Company on the Company’s or Participating Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

5. Enrollment.

(a) An employee may elect to enter the Plan by, at the election of the Committee, (i) through an electronic enrollment that provides required enrollment information requested by the Company, or (ii) by completing, signing and delivering to the Company a written authorization, in either case:

(i) Stating the percentage to be deducted regularly from the employee’s Compensation (or contributed by other means to the extent permitted by the Committee);

(ii) Authorizing the purchase of Common Stock for the employee in each Payment Period in accordance with the terms of the Plan; and

(iii) Specifying the exact name or names in which Common Stock purchased for the employee is to be issued as provided under Section 11 hereof.

Such enrollment or authorization must be received by the Company at least ten (10) business days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period, unless otherwise required by applicable law.

Unless a Participant completes a new enrollment or authorization or withdraws from the Plan or no longer meets the eligibility requirements in Section 4, the deductions and purchases under the enrollment or authorization the Participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

(b) Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

6. Employee Contributions. Each eligible employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one (1) percent and not more than ten (10) percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Payment Period.

Notwithstanding any provisions to the contrary in the Plan, the Committee may allow employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Committee determines that cash contributions are permissible under Section 423 of the Code or (iii) such eligible employees will participate in the Non-423 Component.

7. Deduction Changes. A Participant may not increase or decrease his or her payroll deduction between commencement of a Payment Period and the Payroll Cutoff Date (as defined in Section 9) applicable to such Payment Period.

8. Withdrawal. A Participant may withdraw from participation in the Plan (in whole but not in part) at any time, except, with respect to withdrawal from a Payment Period, on the last day of the Payment Period, by delivering a notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Payment Period, but may enroll in a subsequent Payment Period in accordance with Section 5.

9. Grant of Options. Twice a year, on the first business day of a Payment Period, the Company will grant to each eligible employee who is then a Participant in the Plan an option to purchase on the last day of such Payment Period (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on the 15th day of the month immediately preceding the Exercise Date (each, a “Payroll Cutoff Date”) by the Option Price on the last business date of the Payment Period, rounded up to the nearest whole cent, (b) 12,000 shares; or (c) such other lesser maximum number of shares as shall have been established by the Committee in advance of the Payment Period; provided, however, that such option shall be subject to the limitations set forth below. Each Participant’s option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The Option Price will be 85 percent of the Fair Market Value (as defined in Section 12) of the Common Stock on the last business date of the Payment Period; provided that the Committee may determine, prior to the beginning of any Payment Period, that the Option Price for such Payment Period will be 85 percent of the Fair Market Value of the Common Stock on either the first business day of the Payment Period or the last business day of the Payment Period, whichever is lower. Any payroll deductions accumulated between a Payroll Cut-off Date and the end of the Payment Period to which such Payroll Cut-off Date applies shall be applied to the Payment Period that commenced immediately after such Payroll Cut-off Date. If a Participant’s accumulated payroll deductions on a Payroll Cut-off Date would enable a Participant to purchase more than the share limit provided under this Section 9, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares of Common Stock permitted to be purchased under the Plan shall be promptly refunded to such Participant by the Company.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 12). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parent and Subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined on the option grant date or dates) for each calendar year in which the option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking options into account in the order in which they were granted.

10. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the last day of the Payment Period shall be deemed to have exercised his or her option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Payroll Cut-off Date will purchase at the Option Price, subject to the share limit of the option and the Section 423(b)(8) limitation described in Section 9.

11. Issuance of Stock. Shares of Common Stock purchased under the Plan may be issued only in the name of the Participant or, if the Participant’s authorization so specifies and if permitted by the Committee, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Participant to be his, her or their, nominee for such purpose.

12. Definitions.

The term “Affiliate” means any entity, other than a Subsidiary, that (a) directly or indirectly, is controlled by, controls or is under common control with, the Company, or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

The term “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

The term “Compensation” means the amount of gross cash compensation, including base pay, any 13th month payments, payments for overtime, commissions, variable cash compensation, and incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the vesting or exercise of Company options and other stock-settled awards, and similar items.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Committee; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Offering” means an offer under the Plan of an option that may be exercised during a Payment Period as further described in Section 3. Unless otherwise specified by the Committee, each Offering under the Plan to the eligible employees of the Company or a Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Payment Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 4 and who has complied with the provisions of Section 5.

The term “Participating Company” means any present or future Subsidiary or Affiliate of the Company that is designated from time to time by the Committee to participate in the Plan. The Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders and may further designate such companies as participating in the 423 Component or the Non-423 Component. For purposes of the 423 Component, only Subsidiaries may be Participating Companies provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component shall not be a Participating Company under the Non-423 Component.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

13. Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Payment Period, the option will be automatically be terminated and the balance in the

Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 8. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Participating Company, ceases to be a Subsidiary or an Affiliate, or if the employee is transferred to any corporation other than the Company or a Participating Company. A Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Participating Company shall not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option shall be qualified under the 423 Component only to the extent it complies with Section 423 of the Code. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, for up to 90 days, or for so long as the employee’s right to reemployment is guaranteed either by a statute or by contract, if longer than 90 days.

14. Special Rules. Notwithstanding anything herein to the contrary, the Committee may adopt special rules applicable to the employees of a particular Participating Company, whenever the Committee determines that such rules are necessary or appropriate for the implementation of the Section 423 Component of the Plan in a jurisdiction where such Participating Company has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 14 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

15. Interest. No interest will accrue on the accumulated payroll deductions or other contributions permitted by the Committee of a Participant, except as may be required by applicable local law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Hardship Withdrawal and Suspension. Notwithstanding anything to the contrary in the foregoing, a Participant who has made a hardship withdrawal from his Section 401(k) account in the Company’s Section 401(k) plan is suspended from participating in this Plan for a period of six (6) months beginning on the date of his hardship withdrawal. The Company will promptly refund such Participant’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of the hardship withdrawal).

17. Optionees Not Stockholders. Neither the granting of an option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an option under the Plan until such shares have been purchased by and issued to him or her.

18. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

19. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds except under Offerings for Participants in the Non-423 Component for which applicable local laws require that contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, and may be used for any corporate purpose.

20. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 2 shall be equitably or proportionately adjusted to give proper effect to such event.

21. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code. Notwithstanding the foregoing, nothing herein shall restrict the Committee or the Board from amending the Plan to implement a “look-back period” for purposes of calculating any Option Price to the maximum extent permitted by Section 423 of the Code.

22. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Payment Periods under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

23. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

24. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such Common Stock.

25. Governing Law. This Plan and all options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

26. Tax Withholding. Participation in the Plan is subject to any obligation on the Company or the employer to withhold federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise in connection with such participation. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries and Affiliates shall have the right to withhold any such taxes from any payment of any kind otherwise due by the Company or the employer to the Participant, including shares issuable under the Plan.

27. Notification Upon Sale of Shares. Each Participant who is a U.S. taxpayer agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased.

28. Tax Qualification. Although the Company may endeavor to (a) qualify an option for specific tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan. The Company shall be unconstrained in its corporate activities without regard to any potential negative tax impact on Participants under the Plan.

29. Effective Date and Approval of Stockholders. The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Notwithstanding the foregoing, a Payment Period can commence after Board approval but prior to stockholder approval; provided that options granted under such Payment Period shall be contingent on receipt of stockholder approval and if stockholder approval is not obtained, all employee contributions for such Payment Period shall be promptly refunded and no shares of Common Stock may be issued under the Plan.

Notice of 2015 Annual

Meeting of Shareholders and

Proxy Statement

www.citrix.com

ANNUAL MEETING VOTING	SHAREHOLDER MATERIALS

Printed on recycled paper

CITRIX SYSTEMS, INC. ATTN: LEGAL DEPARTMENT 14 CROSBY DRIVE BEDFORD, MA 01730

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the 16 Digit Control Number available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Citrix Systems, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the 16 Digit Control Number available when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89977-P62014 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CITRIX SYSTEMS, INC.

The Board of Directors recommends you vote

FOR the following nominees and proposals:

1.	Election of Directors
	Nominees:		For	Against	Abstain			For	Against	Abstain
	1a. Thomas F. Bogan		☐	☐	☐	2.	Approval of the 2015 Employee Stock Purchase Plan	☐	☐	☐
	1b. Robert M. Calderoni		☐	☐	☐
	1c. Nanci E. Caldwell		☐	☐	☐	3.	Ratification of Ernst & Young LLP as the company’s independent registered public accounting firm for 2015	☐	☐	☐
	1d. Robert D. Daleo		☐	☐	☐
	1e. Murray J. Demo		☐	☐	☐	4.	Advisory vote to approve the compensation of the company’s named executive officers	☐	☐	☐
	1f. Francis deSouza		☐	☐	☐
	1g. Asiff S. Hirji		☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes/comments, mark here. (see reverse for instructions)					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M89978-P62014

Proxy

Citrix Systems, Inc.

Proxy for Annual Meeting of Shareholders on May 28, 2015

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Citrix Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 17, 2015, and hereby appoints Mark B. Templeton and David J. Henshall, and each of them, proxies and attorneys-in-fact, with full power of substitution in each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 4988 Great America Parkway, Santa Clara, California 95054, United States, on May 28, 2015 at 4:00 p.m. Pacific time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSALS IN ITEMS 2, 3, AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side